                                                                     Exhibit 4.1


                   BUILDING ONE EMPLOYEE SAVINGS 401(k) PLAN

                         Effective as of April 1, 2000

                               TABLE OF CONTENTS

                                   PREAMBLE


                                   ARTICLE I
                                  DEFINITIONS
1.1  Plan Definitions                                                        1
1.2  Interpretation                                                          7

                                  ARTICLE II
                                    SERVICE

2.1  Special Definitions                                                     8
2.2  Crediting of Hours of Service                                           9
2.3  Hours of Service Equivalencies                                         10
2.4  Limitations on Crediting of Hours of Service                           11
2.5  Department of Labor Rules                                              11
2.6  Crediting of "Continuous Service"                                      11
2.7  Eligibility Service                                                    12
2.8  Years of Vesting Service; Vesting Service After Reemployment           12
2.9  Crediting of Service on Transfer or Amendment                          12

                                  ARTICLE III
                                  ELIGIBILITY

3.1  Eligibility                                                            14
3.2  Transfers of Employment                                                14
3.3  Re-employment                                                          14
3.4  Notification Concerning New Eligible Employees                         14
3.5  Effect and Duration                                                    15

                                  ARTICLE IV
                          TAX-DEFERRED CONTRIBUTIONS

4.1  Tax-Deferred Contributions                                             16
4.2  Amount of Tax-Deferred Contributions                                   16
4.3  Amendments to Reduction Authorization                                  16
4.4  Suspension of Tax-Deferred Contributions                               16
4.5  Resumption of Tax-Deferred Contributions                               17
4.6  Delivery of Tax-Deferred Contributions                                 17
4.7  Vesting of Tax-Deferred Contributions                                  17

                                      (i)

                                   ARTICLE V
                     AFTER-TAX AND ROLLOVER CONTRIBUTIONS
5.1   Transferred After-Tax Contributions                                   18
5.2   Rollover Contributions                                                18
5.3   Vesting of After-Tax Contributions and Rollover Contributions         18

                                  ARTICLE VI
                            EMPLOYER CONTRIBUTIONS

6.1   Contribution Period                                                   41
6.2   Qualified Nonelective Contributions                                   41
6.3   Allocation of Qualified Nonelective Contributions                     19
6.4   Amount and Allocation of Wage Rate Contributions                      19
6.5   Amount and Allocation of Regular Matching Contributions               20
6.6   Additional Discretionary Matching Contributions                       20
6.7   Limit on Tax-Deferred Contributions Matched                           20
6.8   Qualified Matching Contributions                                      21
6.9   Discretionary Profit Sharing Contributions                            21
6.10  Verification of Amount of Employer Contributions by the Sponsor       21
6.11  Payment of Employer Contributions                                     21
6.12  Allocation Requirements for Employer Contributions                    21
6.13  Exceptions to Allocation Requirements for Employer Contributions      22
6.14  Vesting of Employer Contributions                                     22
6.15  Election of Former Vesting Schedule                                   23
6.16  Forfeitures to Reduce Employer Contributions                          23

                                  ARTICLE VII
                         LIMITATIONS ON CONTRIBUTIONS

7.1   Definitions                                                           24
7.2   Code Section 402(g) Limit                                             27
7.3   Distribution of "Excess Deferrals"                                    28
7.4   Limitation on Tax-Deferred Contributions of Highly Compensated
      Employees                                                             28
7.5   Determination and Allocation of Excess Tax-Deferred Contributions
      Among Highly Compensated Employees                                    30
7.6   Distribution of Excess Tax-Deferred Contributions                     31
7.7   Limitation on Matching Contributions of Highly Compensated Employees  31
7.8   Determination and Allocation of Excess Matching Contributions Among
      Highly Compensated Employees                                          33
7.9   Forfeiture or Distribution of "Excess Deferrals"                      34
7.10  Multiple Use Limitation                                               34
7.11  Treatment of Forfeited Matching Contributions                         35

                                     (ii)

 7.12  Determination of Income or Loss                                     35
 7.13  Code Section 415 Limitations on Crediting of Contributions and
       Forfeitures                                                         35
 7.14  Application of Code Section 415 Limitations Where Participant is
       Covered Under Other Qualified Defined Contribution Plan             36
 7.15  Scope of Limitations                                                36

                                 ARTICLE VIII
                           TRUST FUNDS AND ACCOUNTS

 8.1   General Fund                                                        38
 8.2   Investment Funds                                                    38
 8.3   Loan Investment Fund                                                38
 8.4   Income on Trust                                                     38
 8.5   Participant Accounts                                                38
 8.6   Sub-Accounts                                                        39

                                  ARTICLE IX
                           LIFE INSURANCE CONTRACTS

 9.1   No Life Insurance Contracts                                         40

                                   ARTICLE X
                    DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1   Future Contribution Investment Elections                            41
10.2   Deposit of Contributions                                            41
10.3   Election to Transfer Between Funds                                  41
10.4   404(c) Protection                                                   41

                                  ARTICLE XI
                        CREDITING AND VALUING ACCOUNTS

11.1   Crediting Accounts                                                  42
11.2   Valuing Accounts                                                    42
11.3   Plan Valuation Procedures                                           42
11.4   Finality of Determinations                                          43
11.5   Notification                                                        43

                                  ARTICLE XII
                                     LOANS

12.1   Application for Loan                                                44
12.2   Reduction of Account Upon Distribution                              44
12.3   Requirements to Prevent a Taxable Distribution                      45

                                     (iii)

12.4   Administration of Loan Investment Fund                               46
12.5   Default                                                              46
12.6   Deemed Distribution Under Code Section 72(p)                         46
12.7   Special Rules Applicable to Loans                                    47
12.8   Loans Granted Prior to Merger                                        47

                                 ARTICLE XIII
                          WITHDRAWALS WHILE EMPLOYED

13.1   Non-Hardship, In-Service Withdrawals of Prior After-Tax and Prior
       Profit-Sharing Contributions                                         49
13.2   Non-Hardship, In-Service Withdrawals of Rollover Contributions
       Attributable to Merged Plans                                         49
13.3   Age 59 1/2Withdrawals of Tax-Deferred Contributions Attributable to
       Merged Plans                                                         49
13.4   Overall Limitations on Non-Hardship Withdrawals                      49
13.5   Hardship Withdrawals                                                 50
13.6   Hardship Determination                                               50
13.7   Satisfaction of Necessity Requirement for Hardship Withdrawals       50
13.8   Conditions and Limitations on Hardship Withdrawals                   51
13.9   Order of Withdrawal from a Participant's Sub-Accounts                51

                                  ARTICLE XIV
                           TERMINATION OF EMPLOYMENT
                              AND SETTLEMENT DATE

14.1   Termination of Employment and Settlement Date                        53
14.2   Disposition of Non-Vested Amounts                                    53
14.3   Treatment of Forfeited Amounts                                       53
14.4   Recrediting of Forfeited Amounts                                     54

                                  ARTICLE XV
                                 DISTRIBUTIONS

15.1   Distributions to Participants                                        55
15.2   Distributions to Beneficiaries                                       55
15.3   Cash Outs and Participant Consent                                    55
15.4   Required Commencement of Distribution                                56
15.5   Re-Employment of a Participant                                       56
15.6   Restrictions on Alienation                                           57
15.7   Facility of Payment                                                  57
15.8   Inability to Locate Payee                                            57
15.9   Distribution Pursuant to Qualified Domestic Relations Orders         57

                                     (iv)

                                  ARTICLE XVI
                                FORM OF PAYMENT
16.1   Applicability                                                       59
16.2   Normal Form of Payment                                              59
16.3   Optional Forms of Payment                                           59
16.4   Change of Election                                                  59
16.5   Direct Rollover                                                     59
16.6   Notice Regarding Forms of Payment                                   60
16.7   Re-Employment                                                       60
16.8   Distribution in the Form of Employer Stock                          61

                                 ARTICLE XVII
                                 BENEFICIARIES

17.1   Designation of Beneficiary                                          62
17.2   Spousal Consent Requirements                                        62

                                 ARTICLE XVIII
                                ADMINISTRATION

18.1   Appointment of Committee                                            63
18.2   Committee Powers and Duties                                         63
18.3   Claim Procedure                                                     65
18.4   Committee Procedures                                                66
18.5   Authorization of Benefit Payments                                   66
18.6   Authority of the Sponsor                                            66
18.7   Qualified Domestic Relations Orders                                 67
18.8   Indemnity                                                           67

                                  ARTICLE XIX
                           AMENDMENT AND TERMINATION

19.1   Amendment                                                           68
19.2   Limitation on Amendment                                             68
19.3   Termination                                                         68
19.4   Reorganization                                                      69
19.5   Withdrawal of an Employer                                           70

                                  ARTICLE XX
                          ADOPTION BY OTHER ENTITIES

20.1   Adoption by Related Companies                                       71
20.2   Effective Plan Provisions                                           71

                                      (v)

                                  ARTICLE XXI
                           MISCELLANEOUS PROVISIONS
21.1   No Commitment as to Employment                                      72
21.2   Benefits                                                            72
21.3   No Guarantees                                                       72
21.4   Expenses                                                            72
21.5   Precedent                                                           72
21.6   Duty to Furnish Information                                         72
21.7   Withholding                                                         72
21.8   Merger, Consolidation, or Transfer of Plan Assets                   73
21.9   Back Pay Awards                                                     73
21.10  Condition on Employer Contributions                                 73
21.11  Return of Contributions to an Employer                              74
21.12  Validity of Plan                                                    74
21.13  Trust Agreement                                                     74
21.14  Parties Bound                                                       74
21.15  Application of Certain Plan Provisions                              74
21.16  Merged Plans                                                        75
21.17  Transferred Funds                                                   75
21.18  Veterans Re-Employment Rights                                       75

                                 ARTICLE XXII
                             TOP-HEAVY PROVISIONS

22.1   Definitions                                                         76
22.2   Applicability                                                       78
22.3   Minimum Employer Contribution                                       78
22.4   Accelerated Vesting                                                 78

                                 ARTICLE XXIII
                                EFFECTIVE DATE

23.1   Effective Date                                                      80

                                  ADDENDUM A

                                  ADDENDUM B

                                     (vi)

                                   PREAMBLE

The Plan established hereunder, to be known as the Building One Employee Savings 401(k) Plan, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is established and maintained for the exclusive benefit of Eligible Employees and their Beneficiaries.

Effective as of April 1, 2000 or as soon thereafter as is administratively practicable in the discretion of the Plan Sponsor (the "Merger Date"), the following plans (the "Merged Plans") are merged into and made a part of the
Plan:

Advent Electric Co., Inc. 401(k) Profit Sharing Plan
American Air Company, Inc. 401(k) Profit Sharing Plan
Building One Services Corporation 401(k) Profit-Sharing Plan
Chambers Electronic Communications, LLC 401(k) Profit Sharing Plan and Trust Crest International, Inc. 401(k) Savings and Retirement Plan
Gamewell Mechanical 401(k) Plan
Garfield - Indecon Electrical Services, Inc. 401(k) Retirement Savings Plan Gulf States Group, Inc. Savings and Investment Plan
Ivey's, Inc. Salary Reduction Plan
The Lewis Companies, Inc. 401(k) Plan
McIntosh Mechanical 401(k) Plan
National Network Services, Inc. 401(k) Plan
Omni Mechanical Services 401(k) Plan
Regency Electric Company 401(k) Profit Sharing Plan and Trust
Riviera Electric Construction Company 401(k) Savings & Retirement Plan Riviera Electric of California, Inc. 401(k) Savings & Retirement Plan Robinson Mechanical Company's 401(k) Plan
Sanders Brothers, Inc. Employees Savings Plan
SKC Electric, Inc. Profit Sharing and 401(k) Retirement Plan
Spann Building Maintenance Co. 401(k) Plan
Taylor Electric Inc. Retirement & 401(k) Plan
Town & Country Electric, Inc. Prevailing Wage Profit-Sharing Plan & Trust Town & Country Electric, Inc. 401(k) Savings & Profit Sharing Plan & Trust Tri-City Electrical 401(k) Retirement Plan
Tri-M Corporation 401(k) Profit Sharing & Savings Plan
United Service Solutions, Inc. 401(k) Plan
Walker Engineering, Inc. Employee Savings Plan & Trust Agreement
Watson Electrical Construction Co. 401(k) Plan
Wilson Electric Company, Inc. Profit Sharing Plan

                                     (vii)

All assets and liabilities of the Merged Plans are transferred to and made a part of the Plan as of the dates set forth in Addendum B hereto. In no event shall a Participant's vested interest in his sub-account attributable to amounts transferred to the Plan from one of the Merged Plans (his "Transferee Sub-Account") on and after the Merger Date be less than his vested interest in his account under the Merged Plans immediately prior to the Merger Date. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the Merged Plan as of the Merger Date, if any, shall be included as Eligibility and Vesting Service under the Plan.

                                    (viii)

                                   ARTICLE I
                                  DEFINITIONS


1.1  Plan Definitions

As used herein, the following words and phrases have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

"Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

"Additional Discretionary Matching Contribution" means any Matching Contribution made to the Plan at an Employer's discretion in addition to the Employer's Regular Matching Contribution as provided in Article VI.

"Administrator" means the Committee as described in Article XVIII.

"Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive a distribution hereunder in the event the Participant dies before receiving a distribution of his entire interest under the Plan.

"Benefit Payment Date" means (i) if payment is made through the purchase of an annuity, the first day of the first period for which the annuity is payable or
(ii) if payment is made in any other form, the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

"Break in Service" means any "computation period" (as defined in Section 2.1) during which a person completes fewer than 501 Hours of Service except that no person shall incur a Break in Service solely by reason of temporary absence from work not exceeding 24 months resulting from illness, layoff, or other cause if authorized in advance by an Employer or a Related Company pursuant to its uniform leave policy, if his employment shall not otherwise be terminated during the period of such absence.

"Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

"Committee" means the administrative Committee under the Plan described in
Article XVIII.

"Compensation" of a Participant for any period means the wages as defined in Code Section 3401(a), determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, and all other payments made to him for such period for services as an Employee for which his Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Notwithstanding the foregoing, Compensation shall not include moving expenses paid by the Employer.

In addition to the foregoing, Compensation includes any amount that would have been included in the foregoing description, but for the Participant's election to defer payment of such amount under Code Section 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457(b) and certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed $170,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d)).

"Disabled" means a Participant can no longer continue in the service of his Employer because of a mental or physical condition that is likely to result in death or is expected to continue for a period of at least six months. A Participant shall be considered Disabled only if the Administrator determines he is Disabled based on a written certificate of a physician that is acceptable to the Administrator.

"Eligible Employee" means any Employee who has met the eligibility requirements of Article III to participate in the Plan.

"Eligibility Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

"Employee" means any person classified by an Employer, in accordance with its personnel policy, as an employee of the Employer, other than any such person who is either (i) covered by a collective bargaining agreement that does not specifically provide for coverage under the Plan, (ii) a nonresident alien who does not receive United States source income, (iii) any person who is not on an Employer's salaried or hourly payroll, who has agreed in writing to be treated as other than an employee or whose compensation is reported to the Internal Revenue Service on a form other than Form W-2, in each case regardless of whether such person is treated as an employee for federal or state income tax purposes; or (iv) any leased employee, as such term is defined in Section 414(n) of the Code.

"Employer" means the Sponsor (if the Sponsor affirmatively adopts the Plan for its employees as a participating employer) and any participating Related Company that has adopted the Plan as provided under Article XX. Notwithstanding anything herein to the contrary, employers who are participating employers under the GroupMAC 401(k) Plan shall not be Employers for purposes of this Plan.

"Employer Contribution" means the amount, if any, that an Employer contributes to the Plan as may be provided under Article VI or Article XXII.

"Enrollment Date" means the first day of the payroll period coincident with or next following the Participant's satisfaction of the eligibility requirements of
Article III (or as soon as administratively practicable thereafter).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

"General Fund" means a fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

"Highly Compensated Employee" means any employee who meets one of the following criteria:

     (a)  was at any time a Five Percent (5%) Owner (within the meaning of Code
          Section 416(i)) of an Employer during the Plan Year or the previous Plan Year; or

     (b) received compensation (within the meaning of Code Section 415(c)(3)) from an Employer for the previous Plan Year in excess of $80,000 (subject to adjustment annually at the same time and in the same manner as under Code Section 415(d)).

Notwithstanding anything herein to the contrary, the determination of who is a Highly Compensated Employee hereunder, shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

"Hour of Service" with respect to a person means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

"Investment Fund" means any separate investment fund maintained under the Trust by the Trustee as may be provided in the Plan or the Trust Agreement, to which assets of the Trust may be allocated and separately invested.

"Matching Contribution" means any Employer Contribution made to the Plan on account of a Participant's Tax-Deferred Contributions as provided in Article VI, including Regular Matching Contributions and Additional Discretionary Matching Contributions and any such contribution that is designated by an Employer as a Qualified Matching Contribution.

"Merged Plan Accounts" means a Participant's accumulated contributions and accounts, including related investment earnings thereon under a Merged Plan prior to the date of merger with this Plan, as such plans may be identified in the Preamble.

"Normal Retirement Date" or "Normal Retirement Age" of a Participant means the date he attains age 59 1/2; provided, however, that to the extent required to satisfy Section 411 of the Code, and as provided in Addendum B hereto, the Normal Retirement Date with respect to any Participant shall be the normal retirement date that would have applied with respect to his Merged Accounts, if any.

"Participant" means any person who has an Account in the Trust pursuant to this Plan.

"Plan" means the Building One Employee Savings 401(k) Plan, as contained herein and as it may be amended from time to time.

"Plan Year" means the 12-consecutive-month period ending each December 31, except that the first Plan Year shall begin on April 1 and end on December 31.

"Predecessor Employer" means any company that is a predecessor organization to an Employer under the Code, provided that the Employer maintains a plan of such predecessor organization, as contemplated under Section 414(a) of the Code.

"Prior After-Tax Contributions" means any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan as permitted in Article V.

"Prior Profit Sharing Contributions" means any profit-sharing contributions transferred to the Plan in connection with the merger of a Merged Plan into this Plan effective as of April 1, 2000.

"Qualified Joint and Survivor Annuity," as provided in the Addendum, means an immediate annuity payable at earliest retirement age under the Plan, as defined in regulations issued under Code Section 401(a)(11), that is payable (i) for the life of a Participant, if the Participant is not married, or (ii) for the life of a Participant with a survivor annuity payable for the life of the Participant's spouse that is equal to 50 percent of the amount of the annuity payable during the joint lives of the Participant and his spouse, if the Participant is married. Notwithstanding the foregoing, the Qualified Joint and Survivor Annuity payable with respect to any particular Merged Plan may provide a spousal survivor annuity in excess of 50 percent, if provided under the Plan.

"Qualified Preretirement Survivor Annuity," as provided in the Addendum, means an annuity payable for the life of a Participant's surviving spouse if the Participant dies prior to his Benefit Payment Date.

"Qualified Matching Contribution" means any Matching Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions made by Highly Compensated Employees under Article VII.

"Qualified Nonelective Contribution" means any Employer Contribution made to the Plan as provided in Article VI that is 100 percent vested when made and may be taken into account to satisfy the limitations on Tax-Deferred Contributions and/or Matching Contributions made by Highly Compensated Employees under Article VII, other than Qualified Matching Contributions.

"Regular Matching Contribution" means any Matching Contribution made to the Plan at the rate specified in Article VI, other than the following:

(a)  any Additional Discretionary Matching Contribution.

(b)  any Matching Contribution characterized as a Qualified Matching
     Contribution.

"Related Company" means any corporation or other business, which would be aggregated with the Sponsor under Code Section 414(b), (c), (m) or (o).

"Required Beginning Date" means the following:

(a) for a Participant who is not a "five percent owner," April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) the Participant's retirement.

(b) for a Participant who is a "five percent owner," April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a "five percent owner" if he is a five percent owner, as defined and determined in accordance with Code Section 416(i), but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participants attains age 70 1/2. The "required beginning date" of a Participant who is a "five percent owner" hereunder shall not be redetermined if the Participant ceases to be a five percent owner as defined in Code Section 416(i) with respect to any subsequent Plan Year. Notwithstanding anything herein to the contrary, the determination of a Participant's Required Beginning Date shall be made in accordance with Section 401(a)(9) of the Code.

"Rollover Contribution" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

"Settlement Date" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

"Single Life Annuity," as provided in the Addendum, means an annuity payable for the life of a Participant.

"Sponsor" means Encompass Services Corporation, and any successor thereto.

"Sub-Account" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

"Tax-Deferred Contribution" means the amount contributed to the Plan on a Participant's behalf by his Employer in accordance with Article IV.

"Transferee Sub-Account" means a Participant's vested interest in his sub-account attributable to amounts transferred to the Plan from one of the Merged Plans.

"Trust" or "Trust Fund" means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

"Trust Agreement" means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 501(a).

"Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

"Valuation Date" means each business day that the Trust (or sub portions thereof) are valued to reflect the effect of income received and accrued, realized and unrealized profits and losses and all other transactions since the preceding Valuation Date or any such other date as may be determined by the Committee, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually.

"Vesting Service" of an employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account.

"Wage Rate Contributions" means any contribution made to the Plan by the Employer as set forth in Section 6.4.

1.2  Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

                                  ARTICLE II
                                    SERVICE


2.1  Special Definitions

For purposes of this Article, the following terms have the following meanings.

A "computation period" for purposes of determining an Employee's years of Eligibility Service means (i) the 12-consecutive-month period beginning on the first date he completes an Hour of Service, and (ii) each Plan Year beginning after such date; provided, however, that if an employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning after the first date the employee completes an Hour of Service and before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

A "computation period" for purposes of determining an Employee's years of Vesting Service means each Plan Year; provided, however, that if an employee first completed an Hour of Service prior to the effective date of the Plan, a Plan Year shall not mean any short Plan Year beginning on the effective date of the Plan, if any, but shall mean any 12-consecutive-month period beginning before the effective date of the Plan that would have been a Plan Year if the Plan had been in effect.

The "continuous service" of an employee means the continuous service credited to him in accordance with the provisions of this Article.

The "employment commencement date" of an employee means the date he first completes an Hour of Service.

A "maternity/paternity absence" means a person's absence from employment with an Employer or a Related Company because of the person's pregnancy, the birth of the person's child, the placement of a child with the person in connection with the person's adoption of the child, or the caring for the person's child immediately following the child's birth or adoption. A person's absence from employment will not be considered a maternity/paternity absence unless the person furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

The "re-employment commencement date" of an employee means the first date following a "severance date" on which he again completes an Hour of Service.

The "severance date" of an employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Companies is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Companies for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Companies on account of service with the armed forces of the United States, he shall not incur a "severance date" if he is eligible for re-employment rights under the Uniformed Services Employment and Re-employment Rights Act of 1994 and he returns to work with an Employer or a Related Company within the period during which he retains such re-employment rights, but, if he does not return to work within such period, his "severance date" shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such re-employment rights.

2.2  Crediting of Hours of Service

A person shall be credited with an Hour of Service for:

(a) each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or a Related Company during the applicable "computation period"; provided, however, that hours compensated at a premium rate shall be treated as straight-time hours;

(b) subject to the provisions of Section 2.4, each hour for which he is paid, or entitled to payment, by an Employer, a Predecessor Employer, or a Related Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), lay-off, jury duty, military duty, or leave of absence;

(c) each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period that he is absent from work because of service with the armed forces of the United States provided he is eligible for re-employment rights under the Uniformed Services Employment and Re-Employment Rights Act of 1994 and returns to work with an Employer or a Related Company within the period during which he retains such re-employment rights;

(d) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer, a Predecessor Employer, or a Related Company; provided, however, that the same Hour of Service shall not be credited both under paragraph (a) or (b) or (c) of this Section, as the case may be, and under this paragraph (d); and provided, further, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in such paragraph (b) shall be subject to the limitations set forth therein and in Section 2.4;

(e) solely for purposes of determining whether a person who is on a "maternity/paternity absence" has incurred a Break in Service for a "computation period", Hours of Service shall include those hours with which such person would otherwise have been credited but for such "maternity/paternity absence", or shall include eight Hours of Service for each day of "maternity/paternity absence" if the actual hours to be credited cannot be determined; except that not more than 501 hours are to be credited by reason of any "maternity/paternity absence"; provided, however, that any hours included as Hours of Service pursuant to this paragraph shall be credited to the "computation period" in which the absence from employment begins, if such person otherwise would incur a Break in Service in such "computation period", or, in any other case, to the immediately following "computation period"; and

(f) solely for purposes of determining whether he has incurred a Break in Service, each hour for which he would have been scheduled to work for an Employer, a Predecessor Employer, or a Related Company during the period of time that he is absent from work on an approved leave of absence pursuant to the Family and Medical Leave Act of 1993; provided, however, that Hours of Service shall not be credited to an employee under this paragraph if the employee fails to return to employment with an Employer or Related Company following such leave.

Except as otherwise specifically provided with respect to Predecessor Employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Company.

2.3  Hours of Service Equivalencies

Notwithstanding any other provision of the Plan to the contrary, if an Employer does not maintain records that accurately reflect actual hours of service, such Employer shall credit Hours of Service to its employees in accordance with one of the following equivalencies:

(a) If the Employer maintains its records on the basis of days worked, an employee shall be credited with 10 Hours of Service for each day on which he performs an Hour of Service.

(b) If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.

(c) If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

(d) If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

2.4  Limitations on Crediting of Hours of Service

In the application of the provisions of paragraph (b) of Section 2.2, the following shall apply:

(a) An hour for which a person is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to him if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws.

(b) Hours of Service shall not be credited with respect to a payment which solely reimburses a person for medical or medically-related expenses incurred by him.

(c) A payment shall be deemed to be made by or due from an Employer, a Predecessor Employer, or a Related Company (i) regardless of whether such payment is made by or due from such employer directly or indirectly, through (among others) a trust fund or insurer to which any such employer contributes or pays premiums, and (ii) regardless of whether contributions made or due to such trust fund, insurer, or other entity are for the benefit of particular persons or are on behalf of a group of persons in the aggregate.

(d) No more than 501 Hours of Service shall be credited to a person on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single "computation period"), unless no duties are performed due to service with the armed forces of the United States for which the person retains re-employment rights as provided in paragraph (c) of Section 2.2.

2.5  Department of Labor Rules

The rules set forth in paragraphs (b) and (c) of Department of Labor Regulations
Section 2530.200b-2, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting Hours of Service to "computation periods", are hereby incorporated into the Plan by reference.

2.6  Crediting of "Continuous Service"

A person shall be credited with "continuous service" for the aggregate of the periods of time between his "employment commencement date" or any "re-employment commencement date" and the "severance date" that next follows such "employment commencement date" or "re-employment commencement date"; provided, however, that an employee who has a "re-employment commencement date" within the 12-consecutive-month period following the earlier of the first date of his absence or his "severance date" (as defined in clause (i) of that definition) shall be credited with "continuous service" for the period between his first date of absence or "severance date" (as defined in clause (i) of that definition) and "re-employment commencement date".

2.7  Eligibility Service

A full-time employee shall be credited with Eligibility Service equal to his "continuous service". An employee who is not a full-time employee shall be credited with one year of Eligibility Service for each computation period in which he is credited with at least 1,000 Hours of Service.

"Full-time employee" means an employee who is expected to work 1,000 or more hours during each 12-consecutive-month period.

2.8  Years of Vesting Service; Vesting Service After Reemployment

An employee (full-time or otherwise) shall be credited with a year of Vesting Service for each "computation period" during which he is credited with at least 1,000 Hours of Service.

If an employee terminates employment after becoming vested in Employer Contributions hereunder, he shall be vested immediately in future Employer Contributions made on his behalf upon his reparticipation in the Plan. If an employee terminates employment without having been vested in Employer Contributions hereunder, he shall be entitled to have his Vesting Service rendered prior to his termination of employment restored and counted as Vesting Service if he returns to service with an Employer before he has had five (5) consecutive one-year Breaks In Service. His entitlement to resume vesting in Employer Contributions that were forfeited upon his initial termination of service shall be determined in accordance with the provisions of Article XIV.

2.9  Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if any Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service for vesting purposes is credited based on elapsed time in accordance with Treasury Regulations Section 1.410(a)-7 to employment covered under the Plan or, any Employee who is not a full-time employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service for eligibility purposes is credited based on elapsed time, an affected Employee shall be credited with Eligibility Service and/or Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

Notwithstanding any other provision of the Plan to the contrary, if a full-time Employee is transferred from employment covered under a qualified plan maintained by an Employer or a Related Company for which service for eligibility purposes is credited based on Hours of Service and computation periods in accordance with Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility Service hereunder as provided in Treasury Regulation Section 1.410(a)-7(f)(1).

                                  ARTICLE III
                                  ELIGIBILITY

3.1  Eligibility

With respect to eligibility to receive Wage Rate Contributions, each Employee shall become an Eligible Employee as of the date he becomes an Employee.

With respect to eligibility to participate in all other aspects of the Plan, each other Employee shall become an Eligible Employee as of the Enrollment Date coinciding with or next following the date on which he has both attained age 18 and completed one of the following eligibility requirements:

(a)  one year of Eligibility Service; or

(b) with respect to full-time employees as defined in Section 2.7, if earlier, 90 days of Eligibility Service.

3.2  Transfers of Employment

If a person is transferred directly from employment with an Employer or with a Related Company in a capacity other than as an Employee to employment as an Employee, he shall become an Eligible Employee as of the date he is so transferred if prior to an Enrollment Date coinciding with or preceding such transfer date he has met the eligibility requirements of Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3  Re-employment

The eligibility of a person to re-participate in the Plan who was neither vested nor a participant at the time of his initial termination of employment with an Employer and all Related Companies and who is re-employed by an Employer or a Related Company shall be determined in accordance with Section 3.1 or 3.2. If a person who terminated employment with an Employer and all Related Companies is re-employed as an Employee and if he had been an Eligible Employee and vested prior to his termination of employment, he shall again become an Eligible Employee on the date he is re-employed. If a person who terminated employment with an Employer and all Related Companies is re-employed as an Employee and if he had been an Eligible Employee but had not yet vested prior to his termination of employment, then he shall be readmitted as a Participant in the Plan in accordance with Sections 3.1 or 3.2; provided however, that if his termination of employment resulted in at least five (5) consecutive one-year Breaks in Service, then he shall lose all prior eligibility service previously accrued hereunder.

3.4  Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5  Effect and Duration

Upon becoming an Eligible Employee, an Eligible Employee shall be entitled to make Tax-Deferred Contributions to the Plan in accordance with the provisions of
Article IV and receive allocations of Employer Contributions in accordance with the provisions of Article VI (provided he meets any applicable requirements thereunder) and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make Tax-Deferred Contributions to the Plan and to participate in allocations of Employer Contributions only so long as he continues employment as an Employee.

                                  ARTICLE IV
                          TAX-DEFERRED CONTRIBUTIONS


4.1  Tax-Deferred Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf. An Eligible Employee who elects not to have Tax-Deferred Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate may change his election by amending his reduction authorization as prescribed in this Article.

Tax-Deferred Contributions on behalf of an Eligible Employee shall commence with the first payment of Compensation made on or after the date on which his election is effective.

4.2  Amount of Tax-Deferred Contributions

The amount of Tax-Deferred Contributions to be made to the Plan on behalf of an Eligible Employee by his Employer shall be a whole number percentage of his Compensation up to 15 percent. In the event an Eligible Employee elects to have his Employer make Tax-Deferred Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3  Amendments to Reduction Authorization

An Eligible Employee may elect, on a daily or such other less frequent basis as the Administrator may prescribe, and in a manner as the Administrator shall provide, to change the amount of his future Compensation that his Employer contributes on his behalf as Tax-Deferred Contributions, such change having effect as of the next following payroll period or as soon as administratively practicable thereafter. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV.

4.4  Suspension of Tax-Deferred Contributions

An Eligible Employee on whose behalf Tax-Deferred Contributions are being made may elect, on a daily or such other less frequent basis as the Administrator may prescribe, and in a manner as the Administrator shall provide, to suspend his Tax-Deferred Contributions, such suspension having effect as of the next following payroll period or as soon as administratively practicable thereafter. Any such voluntary suspension shall remain in effect until Tax-Deferred Contributions are resumed as hereinafter set forth.

4.5  Resumption of Tax-Deferred Contributions

An Eligible Employee who has voluntarily suspended his Tax-Deferred Contributions may elect, on a daily or such other less frequent basis as the Administrator may prescribe, and in the manner prescribed by the Administrator, to have such contributions resumed.

4.6  Delivery of Tax-Deferred Contributions

As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions attributable to such amounts. In no event shall such withheld amounts be delivered to the Trustee later than the date required by Department of Labor Regulations Section 2510.3-102(b).

4.7  Vesting of Tax-Deferred Contributions

A Participant's vested interest in his Tax-Deferred Contributions Sub-Account shall be at all times 100 percent.

                                   ARTICLE V
                     AFTER-TAX AND ROLLOVER CONTRIBUTIONS


5.1  Transferred After-Tax Contributions

Eligible Employees are not currently permitted to make After-Tax Contributions to the Plan. However, a Participant's Account may include Prior After-Tax Contributions.

5.2  Rollover Contributions

An Employee who was a participant in a plan qualified under Code Section 401 and who receives (or is eligible to receive) a cash distribution from such plan that he elects either (i)to roll over to a qualified retirement plan or (ii)to roll over into a conduit IRA from which he receives a later cash distribution, may elect to make a Rollover Contribution of such distribution to the Plan if he is entitled under Code Section 402(c) or 408(d)(3)(A) to roll over such distribution to another qualified retirement plan (either via a direct rollover or conventional rollover within 60 days). The Administrator may require an Employee to provide it with such information as it seems necessary or desirable to show that he is entitled to roll over such distribution to another qualified retirement plan. An Employee who has not elected a direct rollover to the Plan shall make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Trustee the cash that constitutes the Rollover Contribution amount within 60 days of receipt of the distribution from the plan or from the conduit IRA in the manner prescribed by the Administrator.

5.3  Vesting of Prior After-Tax Contributions and Rollover Contributions

A Participant's vested interest in his Prior After-Tax Contributions Sub-Account and his Rollover Contributions Sub-Account shall be at all times 100 percent.

                                  ARTICLE VI
                            EMPLOYER CONTRIBUTIONS

6.1  Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a) The Contribution Period for Regular Matching Contributions under the Plan is the Employer's payroll period.

(b) The Contribution Period for Additional Discretionary Matching Contributions is the Plan Year.

(c) The Contribution Period for Discretionary Profit Sharing Contributions is the Plan Year.

(d) The Contribution Period for Qualified Nonelective Contributions under the Plan is the Plan Year.

(e) The Contribution Period for Wage Rate Contributions under the Plan is the Plan Year, or such other period as may be required by law.

6.2  Qualified Nonelective Contributions

Each Employer may make a Qualified Nonelective Contribution to the Plan for the Contribution Period in an amount determined by the Sponsor.

6.3  Allocation of Qualified Nonelective Contributions

Any Qualified Nonelective Contribution made for a Contribution Period shall be allocated among the Eligible Employees during the Contribution Period who have met the allocation requirements for Qualified Nonelective Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee in the Qualified Nonelective Contribution shall be as determined by the Administrator. Amounts that are contributed as Qualified Nonelective Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.


6.4  Amount and Allocation of Wage Rate Contributions

If applicable, each Employer shall make a Wage Rate Contribution to the Plan for each Contribution Period on behalf of each of its Employees employed on a project covered by a "prevailing rate schedule". Wage Rate Contributions shall be equal to the "fringe benefit rate" determined for each such Employee multiplied by each Hour of Service he has performed since the last day of the preceding calendar quarter. For purposes of this Section, "prevailing rate schedule" means the schedule published by the United States Department of Labor, indicating the minimum hourly rate for wage and fringe benefits (including but not limited to retirement benefits) that must be paid to Employees of an Employer working on particular jobs financed and/or contracted by the United States, State of California, or any of the states, counties, municipalities and/or other governmental entities. Such schedule shall be that schedule required to be applied by the Employer on the particular job under which the Employee is performing services. "Fringe benefit rate" means for each applicable class of Employees, the hourly rate that is part of the prevailing wage rate in the "prevailing rate schedule."

6.5  Amount and Allocation of Regular Matching Contributions

Each Employer shall make a Regular Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Regular Matching Contributions described in this Article.

Subject to Section 6.7, the amount of such Regular Matching Contribution shall be equal to 50 percent of the aggregate Tax-Deferred Contributions made for the Contribution Period by or on behalf of such Eligible Employee.

6.6  Additional Discretionary Matching Contributions

In addition to its Regular Matching Contribution, each Employer may make an Additional Discretionary Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees who has met the allocation requirements for Additional Discretionary Matching Contributions described in this Article. The amount of any such Additional Discretionary Matching Contribution with respect to similarly situated Eligible Employees, as determined by the Employer in a non-discriminatory manner, shall be equal to a uniform percentage, determined by the Employer, in its discretion, of the Tax-Deferred Contributions made on behalf of each such similarly situated Eligible Employee for the Contribution Period. Notwithstanding anything herein to the contrary, no Additional Discretionary Matching Contributions shall be made on behalf of any Eligible Employees who are Highly Compensated Employees for the year to which such contributions relate.

6.7  Limit on Tax-Deferred Contributions Matched

Notwithstanding any other provision of this Article to the contrary, Tax-Deferred Contributions made to the Plan on behalf of an Eligible Employee for a Contribution Period that exceed six percent of the Eligible Employee's Compensation for the Contribution Period shall be excluded in determining the amount and allocation of Regular Matching Contributions with respect to such Eligible Employee for the Contribution Period.

6.8  Qualified Matching Contributions

An Employer may designate any portion or all of its Matching Contribution as a Qualified Matching Contribution. Amounts that are designated as Qualified Matching Contributions shall be accounted for separately and may be withdrawn only as permitted under the Plan.

6.9  Discretionary Profit-Sharing Contributions

In addition to its other contributions under this Article, each Employer may make a Discretionary Profit-Sharing Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees who has met the allocation requirements for Discretionary Profit-Sharing Contributions described in this Article. Notwithstanding anything herein to the contrary, no Discretionary Profit-Sharing Contributions shall be made on behalf of any Eligible Employees who are Highly Compensated Employees for the year to which such contributions relate. Discretionary Profit-Sharing Contributions for each Contribution Period shall be allocated among the Eligible Employees of the Employer that elected to make the contribution, in the ratio in which such Eligible Employees' Compensation bears to the aggregate Compensation of all such Eligible Employees of the contributing Employer for the Contribution Period.

6.10 Verification of Amount of Employer Contributions by the Sponsor

The Administrator shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Administrator shall determine the portion of the Employer Contribution to be made by each Employer with respect to an Employee who transfers from employment with one Employer as an Employee to employment with another Employer as an Employee.

6.11 Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid in cash to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

6.12 Allocation Requirements for Employer Contributions

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Regular Matching Contributions for such Contribution Period.

A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Additional Discretionary Matching Contributions and

Discretionary Profit-Sharing Contributions for such Contribution Period only if he is employed as an Employee on the last day of the Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Wage Rate Contributions for such Contribution Period.

A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

6.13 Exceptions to Allocation Requirements for Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement described above shall not apply to any Participant who would have otherwise been eligible to receive an allocation if he had not terminated employment during the Contribution Period on or after his Normal Retirement Date or he had not died or sustained a Disability during the Contribution Period.

6.14 Vesting of Employer Contributions

A Participant's vested interest in his Qualified Nonelective and Qualified Matching Contributions Sub-Accounts shall be at all times 100 percent.

With respect to an Employee who became a Participant in connection with the merger of a plan into this Plan that provided 100 percent immediate vesting in employer contributions prior to such merger, such Participant shall continue to be 100 percent vested in the value of the Employer Contributions in his Account under the Plan.

With respect to all other Participants, a Participant's vested interest in his Regular and Additional Discretionary Matching Contributions, Discretionary Profit-Sharing Contributions, Wage Rate Contributions and Prior Profit-Sharing Contributions Sub-Accounts shall be zero percent until the Participant has completed one year of Vesting Service at which time his vested interest in his Matching Contributions Sub-Account shall be 100 percent.

Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, or the date he dies, his vested interest in his Regular and Additional Discretionary Matching Contributions, Discretionary Profit-Sharing Contributions, Wage Rate Contributions and Prior Profit-Sharing Contributions Sub-Accounts shall be 100 percent.

As described in Article III, and notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for vesting purposes under a Merged Plan as of the Merger Date, if any, shall be included as Vesting Service under the Plan.

6.15 Election of Former Vesting Schedule

If the Sponsor adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, any Participant with three or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing, a Participant's vested interest in his Employer Contributions Sub-Account on the effective date of such an amendment shall not be less than his vested interest in his Employer Contributions Sub-Account immediately prior to the effective date of the amendment.

6.16 Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions as provided in Article XIV.

                                  ARTICLE VII
                         LIMITATIONS ON CONTRIBUTIONS

7.1  Definitions

For purposes of this Article, the following terms have the following meanings:

(a) The "aggregate limit" means the sum of (i) 125 percent of the greater of the average "contribution percentage" for "eligible participants" other than Highly Compensated Employees or the average "deferral percentage" for Eligible Employees other than Highly Compensated Employees and (ii) the lesser of 200 percent or two plus the lesser of such average "contribution percentage" or average "deferral percentage", or, if it would result in a larger "aggregate limit", the sum of (iii) 125 percent of the lesser of the average "contribution percentage" for "eligible participants" other than Highly Compensated Employees or the average "deferral percentage" for Eligible Employees other than Highly Compensated Employees and (iv) the lesser of 200 percent or two plus the greater of such average "contribution percentage" or average "deferral percentage". For purposes of determining the "aggregate limit", the "contribution percentages" and "deferral percentages" used shall be for the applicable "testing year".

(b) The "annual addition" with respect to a Participant for a "limitation year" means the sum of the Tax-Deferred Contributions and Employer Contributions allocated to his Account for the "limitation year" (including any "excess contributions" that are distributed pursuant to this Article), the employer contributions, "employee contributions", and forfeitures allocated to his accounts for the "limitation year" under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and amounts described in Code Sections 415(l)(2) and 419A(d)(2) allocated to his account for the "limitation year".

(c) The "contribution percentage" with respect to an "eligible participant" for a particular Plan Year means the ratio of the Matching Contributions made to the Plan on his behalf for the Plan Year to his "test compensation" for such Plan Year. To the extent permitted by regulations issued under Code
     Section 401(m), the Sponsor may elect to include the Tax-Deferred Contributions and/or Qualified Nonelective Contributions made to the Plan on an "eligible participant's" behalf for the Plan Year in computing the numerator of such "eligible participant's" "contribution percentage". Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an "eligible participant's" "deferral percentage" may not be included in determining the numerator of his "contribution percentage".

     Contributions made on an "eligible participant's" behalf for a Plan Year shall be included in determining his "contribution percentage" for such Plan Year only if the contributions are allocated to the "eligible participant's" Account as of a date within such Plan Year and are made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. Contributions included for purposes of determining the "contribution percentage" for the "testing year" of an "eligible participant" who is not a Highly Compensated Employee relate to the "testing year" and therefore must be made before the last day of the Plan Year for which the limitation on Matching Contributions described in Section 7.7 is being determined. The determination of an "eligible participant's" "contribution percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(d) The "deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the Tax-Deferred Contributions made on his behalf for the Plan Year to his "test compensation" for the Plan Year. To the extent permitted by regulations issued under Code Section 401(k), the Sponsor may elect to include Qualified Matching Contributions and/or Qualified Nonelective Contributions made to the Plan on the Eligible Employee's behalf for the Plan Year in computing the numerator of such Eligible Employee's "deferral percentage". Notwithstanding the foregoing, any Tax-Deferred Contributions, Qualified Matching Contributions, and/or Qualified Nonelective Contributions that are included in determining the numerator of an Eligible Employee's "contribution percentage" may not be included in determining the numerator of his "deferral percentage".

     Contributions made on an Eligible Employee's behalf for a Plan Year shall be included in determining his "deferral percentage" for such Plan Year only if they meet the following requirements:

     (1) Tax-Deferred Contributions must relate to Compensation that either (i) would, but for the Eligible Employee's deferral election, have been received by the Eligible Employee during such Plan Year or (ii) is attributable to services performed by the Eligible Employee during such Plan Year and would, but for the Eligible Employee's deferral election, have been received by the Eligible Employee within two and one-half months after the close of the Plan Year.

     (2) They must be allocated to the Eligible Employee's Account as of a date within such Plan Year.

     (3) They must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which they relate.

     Qualified Matching Contributions and Qualified Nonelective Contributions included for purposes of determining the "deferral percentage" of an Eligible Employee who is not a Highly Compensated Employee relate to the "testing year" and therefore must be made before the last day of the Plan Year for which the limitation on Tax-Deferred Contributions described in
     Section 7.4 is being determined.

     The determination of an Eligible Employee's "deferral percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

(e) An "elective contribution" means any employer contribution made to a plan maintained by an Employer or a Related Company on behalf of a Participant in lieu of cash compensation pursuant to his written election to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Company for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement.

(f) An "eligible participant" means any Eligible Employee who is eligible to have Tax-Deferred Contributions made on his behalf (if Tax-Deferred Contributions are taken into account in determining "contribution percentages"), or to participate in the allocation of Matching Contributions.

(g) An "employee contribution" means any employee after-tax contribution allocated to an "eligible participant's" Account under any qualified plan of an Employer or a Related Company.

(h) An "excess deferral" with respect to a Participant means that portion of a Participant's Tax-Deferred Contributions for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or Related Company), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code
     Section 402(g).

(i)  A "limitation year" means the Plan Year.

(j) A "matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related

     Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him.

(k) A "qualified matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company solely on account of "elective contributions" made on his behalf or "employee contributions" made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

(l) A "qualified nonelective contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Company that the Participant could not elect instead to receive in cash, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

(m) The "test compensation" of an Eligible Employee or "eligible participant" for a Plan Year means compensation as defined in Code Section 414(s) and regulations issued thereunder, limited, however, to $150,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year) and, if elected by the Sponsor, further limited solely to "test compensation" of an Employee attributable to periods of time when he is an Eligible Employee or "eligible participant".

(n) The "testing year" means the Plan Year immediately preceding the Plan Year for which the limitations on "deferral percentages" and "contribution percentages" of Highly Compensated Employees are being determined.

7.2  Code Section 402(g) Limit

In no event shall the amount of the Tax-Deferred Contributions made on behalf of an Eligible Employee for his taxable year, when aggregated with any "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his Tax-Deferred Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the Tax-Deferred Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the

Tax-Deferred Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the Tax-Deferred Contributions that, when aggregated with "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Company, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be distributed to the Eligible Employee no later than the April 15 immediately following such taxable year.
Any Tax-Deferred Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the
                                   ---
Eligible Employee's "deferral percentage" for the "testing year" in which the Tax-Deferred Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant as of the last day of the month in which the distribution of Tax-Deferred Contributions pursuant to this Section occurs.

7.3  Distribution of "Excess Deferrals"

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing no later than the March 1 following the close of the Participant's taxable year that "excess deferrals" have been made on his behalf under the Plan for such taxable year, the "excess deferrals", plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year. Any Tax-Deferred Contributions that are distributed to a Participant who is a Highly Compensated Employee in accordance with this Section shall nevertheless be taken into account in determining the Participant's "deferral percentage" for the "testing year" in which the Tax-Deferred Contributions were made. If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant as of the last day of the month in which the distribution of Tax-Deferred Contributions pursuant to this Section occurs.

7.4  Limitation on Tax-Deferred Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Tax-Deferred Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average "deferral percentage" for such Eligible Employees that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year"; or

(b) a percentage that is not more than 200 percent of the average "deferral percentage" for all other Eligible Employees for the "testing year" and that is not more than two percentage points higher than the average "deferral percentage" for all other Eligible Employees for the "testing year", unless the "excess contributions", determined as provided in Section 7.5, are distributed as provided in Section 7.6.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to suspend completely further Tax-Deferred Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year or to adjust the projected "deferral percentages" of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that will result in the limitation set forth above not being exceeded. In the event of any such suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as possible and shall be given an opportunity to make a new deferral election to be effective the first day of the next following Plan Year. In the absence of such an election, the election in effect immediately prior to the suspension or adjustment described above shall be reinstated as of the first day of the next following Plan Year.

In determining the "deferral percentage" for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, "elective contributions", "qualified nonelective contributions", and "qualified matching contributions" (to the extent that "qualified nonelective contributions" and "qualified matching contributions" are taken into account in determining "deferral percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations
Section 1.410(b)- 7(c), as modified by Section 1.401(k)-1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(k) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then "deferral percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(k) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "qualified nonelective contributions" and/or "qualified matching contributions" taken into account in determining "deferral percentages" for any Plan Year.

Notwithstanding anything herein to the contrary, in the event that the limitations of this Section are exceeded, the Administrator may take any and all actions which, in its discretion are necessary or appropriate to ensure that the limitations of this Section are satisfied, including, but not limited to using "current year" testing in accordance with Code Section 401(k)(3)(A) and the regulations thereunder.

7.5 Determination and Allocation of Excess Tax-Deferred Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Tax-Deferred Contributions described in Section 7.4 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "deferral percentage" of Highly Compensated Employees in order of their "deferral percentages" as follows:

(a) The highest "deferral percentage(s)" shall be reduced to the greater of (1) the maximum "deferral percentage" that satisfies the limitation on Tax-Deferred Contributions described in Section 7.4 or (2) the next highest "deferral percentage".

(b) If the limitation on Tax-Deferred Contributions described in Section 7.4 would still be exceeded after application of the provisions of paragraph
     (a), the Administrator shall continue reducing "deferral percentages" of Highly Compensated Employees, continuing with the next highest "deferral percentage", in the manner provided in paragraph (a) until the limitation on Tax- Deferred Contributions described in Section 7.4 is satisfied.

The determination of the amount of "excess contributions" hereunder shall be made after Tax- Deferred Contributions and "excess deferrals" have been distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Tax-Deferred, Qualified Nonelective, and Qualified Matching Contributions (to the extent such contributions are included in determining "deferral percentages") allocated to their Accounts as follows:

(c) The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Tax-Deferred and Qualified Matching Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the permissible contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6  Distribution of Excess Tax-Deferred Contributions

"Excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee prior to the end of the next succeeding Plan Year. If such excess amounts are distributed more than 21/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be distributed from the Highly Compensated Employee's Tax-Deferred Contributions and Qualified Matching Contributions Sub-Accounts in proportion to the Tax-Deferred Contributions and Qualified Matching Contributions included in determining the Highly Compensated Employee's "deferral percentage" for the Plan Year.

If an amount of Tax-Deferred Contributions is distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed Tax-Deferred Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant as of the last day of the month in which the distribution of Tax-Deferred Contributions pursuant to this Section occurs.

7.7  Limitation on Matching Contributions of Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of "eligible participants" who are Highly Compensated Employees may not result in an average "contribution percentage" for such "eligible participants" that exceeds the greater of:

(a) a percentage that is equal to 125 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year"; or

(b) a percentage that is not more than 200 percent of the average "contribution percentage" for all other "eligible participants" for the "testing year" and that is not more than two percentage points higher than the average "contribution percentage" for all other "eligible participants" for the "testing year"

unless the "excess contributions", determined as provided in Section 7.8, are forfeited or distributed as provided in Section 7.9.

In determining the "contribution percentage" for any "eligible participant" who is a Highly Compensated Employee for the Plan Year, "matching contributions", "employee contributions", "qualified nonelective contributions", and "elective contributions" (to the extent that "qualified nonelective contributions" and "elective contributions" are taken into account in determining "contribution percentages") made to his accounts under any plan of an Employer or a Related Company that is not mandatorily disaggregated pursuant to IRS regulations
Section 1.410(b)- 7(c), as modified by IRS regulations Section 1.401(k)- 1(g)(11), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the plan for the plan year ending with or within the same calendar year as the Plan Year shall be treated as if such contributions were made to the Plan. Notwithstanding the foregoing, such contributions shall not be treated as if they were made to the Plan if regulations issued under Code Section 401(m) do not permit such plan to be aggregated with the Plan.

If one or more plans of an Employer or a Related Company are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the "contribution percentages" under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Plans may be aggregated to satisfy Code Section 401(m) only if they have the same plan year.

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "elective contributions", "qualified nonelective contributions", and/or "qualified matching contributions" taken into account in determining "contribution percentages" for any Plan Year.

Notwithstanding anything herein to the contrary, in the event that the limitations of this Section are exceeded, the Administrator may take any and all actions which, in its discretion are necessary or appropriate to ensure that the limitations of this Section are satisfied, including, but not limited to using "current year" testing in accordance with Code Section 401(m)(2)(A) and the regulations thereunder.

7.8 Determination and Allocation of Excess Matching Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, in the event that the limitation on Matching Contributions described in Section 7.7 is exceeded in any Plan Year, the Administrator shall determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "contribution percentage" of Highly Compensated Employees in order of their "contribution percentages" as follows:

(a)  The highest "contribution percentage(s)" shall be reduced to the greater of
     (1) the maximum "contribution percentage" that satisfies the limitation on Matching Contributions described in Section 7.7 or (2) the next highest "contribution percentage".

(b) If the limitation on Matching Contributions described in Section 7.7 would still be exceeded after application of the provisions of paragraph (a), the Administrator shall continue reducing "contribution percentages" of Highly Compensated Employees, with the next highest "contribution percentage", in the manner provided in paragraph (a) until the limitation of Matching Contributions described in Section 7.7 is satisfied.

The determination of the amount of excess Matching Contributions shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall allocate such excess among Highly Compensated Employees in order of the dollar amount of the Matching and Tax-Deferred Contributions (to the extent such contributions are included in determining "contribution percentages") allocated to their Accounts as follows:

(c) The contributions made on behalf of the Highly Compensated Employee(s) with the largest dollar amount of Matching and Tax-Deferred Contributions allocated to his Account for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of such contributions made on behalf of the Highly Compensated Employee(s) with the next highest dollar amount of such contributions allocated to his Account for the Plan Year.

(d) If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions made on behalf of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of such contributions allocated to their Accounts for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9  Forfeiture or Distribution of "Excess Contributions"

"Excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed to the Participant prior to the end of the next succeeding Plan Year as hereinafter provided. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

The distribution or forfeiture requirement of this Section shall be satisfied by reducing contributions made by or on behalf of the Highly Compensated Employee to the extent necessary in the following order:

(a) Matching Contributions included in determining the Highly Compensated Employee's "contribution percentage" shall be distributed or forfeited, as appropriate.

(b) Tax-Deferred Contributions included in determining the Highly Compensated Employee's "contribution percentage" shall be distributed.

Excess Matching Contributions shall be distributed only to the extent a Participant has a vested interest in his Matching Contributions Sub-Account and shall otherwise be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan as of the last day of the month in which the distribution of contributions pursuant to this Section occurs.

7.10 Multiple Use Limitation

Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under Code Section 401(m) shall apply: the sum of the average "deferral percentage" for Eligible Employees who are Highly Compensated Employees and the average "contribution percentage" for "eligible participants" who are Highly Compensated Employees may not exceed the "aggregate limit". In the event that, after satisfaction of the limitations provided under this Article, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the "deferral percentages" of Eligible Employees who are Highly Compensated Employees to the extent necessary to eliminate the excess, as provided in the preceding Sections. Instead of reducing "deferral percentages", the Administrator may determine to satisfy the multiple use limitation in an alternative manner, consistently applied, that may be permitted by regulations issued under Code Section 401(m).

7.11 Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be treated as a forfeiture under the Plan and applied in accordance with the provisions of Article XIV.

7.12 Determination of Income or Loss

The income or loss attributable to "excess contributions" that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participant's Accounts.

7.13 Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant's compensation, as defined in Code
Section 415(c)(3) and regulations issued thereunder, for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year" as may be required under Code Section 415(c). If the "annual addition" to the Account of a Participant in any "limitation year" would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant's Account to the extent necessary in the following order:

     Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have not been matched, if any, shall be reduced.

     Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

     Employer Contributions, other than Matching Contributions, otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

The amount of any reduction of Tax-Deferred Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the "limitation year".

Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the "limitation year" and shall be applied against the Employer's contribution obligation for the next following "limitation year" (and succeeding "limitation years", as necessary). If a suspense account is in existence at any time during a "limitation year", all amounts in the suspense account must be applied against the Employer's contribution obligation before any further contributions that would constitute "annual additions" may be made to the Plan. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust.

For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of "elective contributions" that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

7.14 Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Company concurrently with the Plan, and if the "annual addition" for the "limitation year" would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, such excess shall be reduced first by returning "employee contributions" made by the Participant to all defined contribution plans for the "limitation year", and the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after all such "employee contributions" have been returned, the excess shall be reduced by returning or forfeiting, as provided in each defined contribution plan, "elective contributions" made on the Participant's behalf to all such plans for the "limitation year", and, if "elective contributions" are returned, the income attributable thereto, to the extent necessary in the order prescribed by the Administrator. If the limitation contained in the preceding Section still is not satisfied after all such "elective contributions" have been returned or forfeited, the portion of the employer contributions and of forfeitures for the "limitation year" under all such plans that has been allocated to the Participant under such plans but which exceeds the limitation set forth in the preceding Section, shall be deemed a forfeiture for the "limitation year" and shall be disposed of as provided in such plans; provided, however, that the amount of the employer contributions and forfeitures that is a deemed forfeiture under this Section shall be effected in the order prescribed by the Administrator, but first under any defined contribution plan that is not a money purchase pension plan and, if the limitation still is not satisfied, then under such money purchase pension plan.

7.15 Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code

Section 415 limitations contained in the preceding Sections, the term "Related Company" shall be adjusted as provided in Code Section 415(h).

                                 ARTICLE VIII
                           TRUST FUNDS AND ACCOUNTS

8.1  General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2  Investment Funds

The Sponsor shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Administrator and the Trustee. Each Investment Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

The Sponsor may determine to offer one or more Investment Funds that are invested in whole or in part in equity securities issued by an Employer or a Related Company that are "qualifying employer securities" as defined in ERISA
Section 407(d)(5). In no event may a Participant's Tax-Deferred Contributions made for any Plan Year beginning on or after January 1, 1999 in excess of one percent of the Participant's Compensation for such Plan Year be required to be invested in such equity securities.

8.3  Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Sponsor shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held and administered as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note reflecting the loan that is executed by the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4  Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any separate portion of the Trust maintained hereunder shall be allocated by the Trustee to the portion of the Trust for which the income was received.

8.5  Participant Accounts

As of the first date a contribution is made by or on behalf of an Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.6  Sub-Accounts

A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

                                  ARTICLE IX
                           LIFE INSURANCE CONTRACTS

9.1  No Life Insurance Contracts

A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

                                   ARTICLE X
                    DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1 Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to one or more of the Investment Funds with the sum of such percentages equaling 100 percent. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he files a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If filed in accordance with any rules prescribed by the Administrator, a Participant's change of investment election may be made effective as of the date or dates prescribed by the Administrator.

10.2 Deposit of Contributions

All contributions made on a Participant's behalf shall be deposited in the Trust and allocated among the Investment Funds in accordance with the Participant's currently effective investment election. If no investment election is on file with the Administrator at the time contributions are to be deposited to a Participant's Account, his contributions shall be allocated among the Investment Funds as directed by the Administrator.

10.3 Election to Transfer Between Funds

A Participant may elect to transfer investments from any Investment Fund to any other Investment Fund. The Participant's transfer election shall specify a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer, which percentage may not exceed 100 percent. Any transfer election must be filed with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if filed in accordance with any rules prescribed by the Administrator, a Participant's transfer election may be effective as of the date or dates prescribed by the Administrator.

10.4 404(c) Protection

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

                                  ARTICLE XI
                        CREDITING AND VALUING ACCOUNTS

11.1 Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust by the Trustee, in accordance with procedures established in writing by the Administrator, either when received or on the succeeding Valuation Date after valuation of the Trust has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Administrator.

11.2 Valuing Accounts

Accounts in the Trust shall be valued by the Trustee on the Valuation Date, in accordance with procedures established in writing by the Administrator, either in the manner adopted by the Trustee and approved by the Administrator or in the manner set forth in Section 11.3 as Plan valuation procedures, as determined by the Administrator.

11.3 Plan Valuation Procedures

With respect to the Trust, the Administrator may determine that the following valuation procedures shall be applied. As of each Valuation Date hereunder, the portion of any Accounts under the Trust shall be adjusted to reflect any increase or decrease in the value of the Trust for the period of time occurring since the immediately preceding Valuation Date for the Trust (the "valuation period") in the following manner:

(a) First, the value of the Trust shall be determined by valuing all of the assets of the Trust Fund at fair market value.

(b) Next, the net increase or decrease in the value of the Trust attributable to net income and all profits and losses, realized and unrealized, during the valuation period shall be determined on the basis of the valuation under paragraph (a) taking into account appropriate adjustments for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust during the valuation period.

(c) Finally, the net increase or decrease in the value of the Trust shall be allocated among Accounts in the Trust in the ratio of the balance of the portion of such Account in the Trust as of the preceding Valuation Date less any distributions, withdrawals, loans, and transfers from such Account balance in the Trust since the Valuation Date to the aggregate balances of the portions of all Accounts in the Trust similarly adjusted, and each Account in the Trust shall be credited or charged with the amount of its allocated share.

Notwithstanding the foregoing, the Administrator may adopt such accounting procedures as it considers appropriate and equitable to establish a proportionate crediting of net increase or decrease in the value of the Trust for contributions, loan payments, and transfers to and distributions, withdrawals, loans, and transfers from such Trust made by or on behalf of a Participant during the valuation period.

11.4 Finality of Determinations

The Trustee shall have exclusive responsibility for determining the balance of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5 Notification

Within a reasonable period of time after the end of each Plan Year, the Administrator shall notify each Participant and Beneficiary of the balances of his Account and Sub-Accounts as of a Valuation Date during the Plan Year.

                                  ARTICLE XII
                                     LOANS

12.1 Application for Loan

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. A loan shall not be made hereunder unless the Participant applying for the loan has incurred an immediate and heavy financial need as defined in Article XIII.

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50 percent of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. The Participant also shall enter into an agreement to repay the loan by payroll withholding. No loan in excess of 50 percent of the Participant's vested interest under the Plan shall be made from the Plan. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default. If a Participant's Account is subject to the "automatic annuity" provisions under Addendum A, the Participant's spouse must consent in writing to any loan hereunder. Any spousal consent given pursuant to this Section must be made within the 90-day period ending on the date the Plan acquires a security interest in the Participant's Account, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or a notary public. Such spousal consent shall be binding with respect to the consenting spouse and any subsequent spouse with respect to the loan. A new spousal consent shall be required if the Participant's Account is used for security in any renegotiation, extension, renewal, or other revision of the loan.

12.2 Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under
Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than one individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.3 Requirements to Prevent a Taxable Distribution

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this
Article:

(a) The interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

(b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Company) shall not exceed the lesser of:

     (i) $50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Company during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

     (ii) 50 percent of the vested portions of the Participant's Account and his vested interest under all other plans maintained by an Employer or a Related Company.

(c) The term of any loan to a Participant shall be no greater than five years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant.

(d) Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly, except that the amortization schedule may be waived while a Participant is on a leave of absence from employment with an Employer or any Related Company for up to one year, provided that all of the following requirements are met:

     (i) Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

     (ii) Payments resume after the earlier of (a) the date such leave of absence ends or (b) the one-year anniversary of the date such leave began;

     (iii) The period during which payments are suspended does not exceed one year;

     (iv) Payments resume in an amount not less than the amount required under the original amortization schedule; and

     (v) The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

12.4 Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.5 Default

If a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in Section 12.3(d), or there is an outstanding principal balance existing on a loan after the last scheduled repayment date, the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

12.6 Deemed Distribution Under Code Section 72(p)

If a Participant's loan is in default as provided in Section 12.5, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan; provided, however, that the taxable portion of such deemed distribution shall be reduced in accordance with the provisions of Code Section 72(e) to the extent the deemed distribution is attributable to the Participant's After-Tax Contributions. The amount of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.5. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.3(b).

If a Participant elects to repay a loan after it is deemed to have been distributed hereunder, such repayment shall be treated as an After-Tax Contribution to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as an After-Tax Contribution for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

12.7 Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules and any such other rules as the Administrator may establish in accordance with any written loan guidelines:

(a) Minimum Loan Amount: A Participant may not request a loan for less than $500.

(b) Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or attain a second loan for the purpose of paying off the existing loan.

(c) Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence of the Participant shall be no greater than 15 years.

(d) Pre-Payment Without Penalty: A Participant may pre-pay the balance of any loan hereunder prior to the date it is due without penalty.

12.8 Loans Granted Prior to Merger

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of a Plan as in effect prior to its merger into this Plan shall remain outstanding until repaid in accordance with its terms or the otherwise applicable plan provisions.

                                 ARTICLE XIII
                          WITHDRAWALS WHILE EMPLOYED


13.1 Non-Hardship, In-Service Withdrawals of Prior After-Tax and Prior Profit-Sharing Contributions

A Participant who is employed by an Employer or a Related Company may elect, subject to the limitations and conditions prescribed in this Article, solely with respect to his Merged Accounts, and only as permitted in Addendum B, to make an in-service cash withdrawal (subject to the "automatic annuity" provisions of Addendum A, if applicable), from his Prior After-Tax Contributions or Prior Profit-Sharing Contributions Sub-Account.

13.2 Non-Hardship, In-Service Withdrawals of Rollover Contributions Attributable to Merged Plans

A Participant who is employed by an Employer or a Related Company may elect, subject to the limitations and conditions prescribed in this Article, solely with respect to his Merged Accounts, and only as permitted in Addendum B, to make an in-service cash withdrawal (subject to the "automatic annuity" provisions of Addendum A, if applicable), from his Rollover Contributions Sub-Account.

13.3 Age 59 1/2 Withdrawals of Tax-Deferred Contributions Attributable to Merged Plans

A Participant who is employed by an Employer or a Related Company and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, solely with respect to his Merged Accounts, and only as permitted in Addendum B, to make an in-service cash withdrawal (subject to the "automatic annuity" provisions of Addendum A, if applicable), from his vested interest in his Tax-Deferred Contributions Sub-Account.

13.4 Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a) A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b) Withdrawals may be made effective as of the date or dates prescribed by the Administrator.

(c) If the portion of a Participant's Account to be withdrawn is subject to the "automatic annuity" provisions of Addendum A, the Participant's spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.5 Hardship Withdrawals

A Participant who is employed by an Employer or a Related Company and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of his Sub-Accounts; provided however, that income credited after December 31, 1988 with respect to a Participant's Tax-Deferred Contributions, or amounts that are treated as Tax-Deferred Contributions for purposes of the actual deferral percentage test described in Article VII.

13.6 Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(c) expenses previously incurred by or necessary to obtain for the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code) medical care described in Section 213(d) of the Code;

(d) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(e) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant; or

(f) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

13.7 Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal from a Participant's Tax-Deferred Sub-Account shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Participant satisfies all of the following requirements:

(a) The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

(b) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by an Employer or any Related Company.

(c) The Participant's Tax-Deferred Contributions and the Participant's elective tax-deferred contributions and employee after-tax contributions under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Company shall be suspended for at least twelve months after his receipt of the withdrawal.

(d) The Participant's Tax-Deferred Contributions and "elective contributions", as defined in Article VII, for his taxable year immediately following the taxable year of the withdrawal shall not exceed the applicable limit under Code Section 402(g) for such next taxable year less the amount of the Participant's Tax-Deferred Contributions and "elective contributions" for the taxable year of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his Tax-Deferred Contributions are suspended in accordance with this Section.

13.8 Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a) A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b) Hardship withdrawals may be made effective as of the date or dates prescribed by the Administrator.

(c) The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d) If a Participant's Account is subject to the "automatic annuity" provisions of the Addendum, the Participant's spouse must consent to any withdrawal hereunder, unless the withdrawal is made in the form of a Qualified Joint and Survivor Annuity.

13.9 Order of Withdrawal from a Participant's Sub-Accounts

Distribution of a withdrawal amount shall be made from a Participant's Sub-Accounts, to the extent necessary, in the order prescribed by the Administrator, which order shall be uniform with respect to all Participants and non-discriminatory. If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds on a pro-rata basis as directed by the Administrator.

                                  ARTICLE XIV
                 TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1 Termination of Employment and Settlement Date

A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Companies because of death, disability, retirement, or other termination of employment. Notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

14.2 Disposition of Non-Vested Amounts

That portion of a Participant's Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a) If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $5,000 resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall be immediately forfeited and his Account closed following (i) the Participant's Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b) If the Participant's vested interest in his Account exceeds $5,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance remaining in the Participant's Employer Contributions Sub-Account shall be immediately forfeited and his Account closed following his receipt of the single sum payment, provided that such distribution is made because of the Participant's Settlement Date. A distribution is deemed to be made because of a Participant's Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant's Settlement Date.

14.3 Treatment of Forfeited Amounts

Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture, determined as of the last day of the Plan Year in which the forfeiture occurs, shall be applied against Plan expenses for such Plan Year or against the Employer Contribution obligations for the Plan Year of the Employer for which the Participant last performed services as an Employee. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year with respect to any Employer exceed the amount of such Employer's Employer Contribution obligation for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account established with respect to the Employer and shall be applied against Plan expenses and the Employer's Employer Contribution obligations for the following Plan Year.

14.4 Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or
(b) of Section 14.2 and who is re-employed by an Employer or a Related Company shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if he returns to employment with an Employer or a Related Company before he incurs five consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account. Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from Trust income earned in such Plan Year, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

A former Participant who was a partially vested participant in a Merged Plan and who received an actual distribution of his entire vested account and who returns to employment within the time period described above may elect to repay to the Plan the full amount of such distribution that is attributable to Employer Contributions before the earlier of (i) the end of the five-year period beginning on the date he is re-employed or (ii) the date he incurs five consecutive Breaks in Service commencing after the date he received, or is deemed to have received, distribution of his vested interest in his Account.

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                                  ARTICLE XV
                                 DISTRIBUTIONS

15.1 Distributions to Participants

A Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2 Distributions to Beneficiaries

If a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. Unless distribution is to be made over the life or over a period certain not greater than the life expectancy of the Beneficiary, distribution of the Participant's entire vested interest shall be made to the Beneficiary no later than the end of the fifth calendar year beginning after the Participant's death. If distribution is to be made over the life or over a period certain no greater than the life expectancy of the Beneficiary, distribution shall commence no later than:

(a) If the Beneficiary is not the Participant's spouse, the end of the first calendar year beginning after the Participant's death; or

(b) If the Beneficiary is the Participant's spouse, the later of (i) the end of the first calendar year beginning after the Participant's death or (ii) the end of the calendar year in which the Participant would have attained age 70 1/2.

If distribution is to be made to a Participant's spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions. If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

15.3 Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $5,000, distribution of such vested interest shall be made to the Participant in a single sum payment as soon as reasonably practicable

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

following his Settlement Date. If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest as of his Settlement Date.

If a Participant's vested interest in his Account exceeds $5,000, distribution shall not commence to such Participant prior to the date he attains age 62 (or normal retirement age, if later) without the Participant's written consent and, if the Participant is married and his Account is subject to the Qualified Joint and Survivor Annuity requirements specified in Addendum A, the written consent of his spouse. Notwithstanding the foregoing, spousal consent shall not be required if distribution is made through the purchase of a Qualified Joint and Survivor Annuity or the spouse cannot be located or spousal consent cannot be obtained for other reasons set forth in Code Section 401(a)(11) and regulations issued thereunder.

If a Participant's Account is subject to the "automatic annuity" provisions of Addendum A, the Participant's vested interest in his Account shall be deemed to exceed $5,000 if the Participant's Benefit Payment Date has occurred with respect to amounts currently held in his Account and as of such Benefit Payment Date his vested interest in his Account exceeded $5,000.

15.4 Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than the earlier of:

(a) unless the Participant elects a later date, 60 days after the close of the Plan Year in which (i) the Participant's Normal Retirement Date occurs,
     (ii) the tenth anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his Settlement Date occurs, whichever is latest; or

(b)  his Required Beginning Date.

Distributions required to commence under this Section shall be made in the form provided under Article XVI and in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

15.5 Re-Employment of a Participant

If a Participant whose Settlement Date has occurred is re-employed by an Employer or a Related Company, his right to any distribution or further distributions from the Trust arising from his prior Settlement Date shall be suspended, and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

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

15.6 Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgement in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of Treasury regulations (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.7 Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefore shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Administrator, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

15.8 Inability to Locate Payee

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored.

15.9 Distribution Pursuant to Qualified Domestic Relations Orders

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

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code
Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

                                  ARTICLE XVI
                                FORM OF PAYMENT

16.1 Applicability

Subject to the provisions of Addenda A and B regarding grandfathered forms of payment, the provisions of this Article shall apply to all Participants and Beneficiaries eligible to receive a distribution under the Plan.

16.2 Normal Form of Payment

Distributions shall be made to the Participant, or, in the case of his death, to his Beneficiary, in a single sum payment.

16.3 Optional Forms of Payment

The optional forms of payment described on Addenda A and B are available only with respect to Merged Plan Accounts.

16.4 Change of Election

A Participant or Beneficiary who has elected an optional form of payment may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator.

16.5 Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in the form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover.

Notwithstanding the foregoing, a "qualified distributee" may not elect a direct rollover with respect to an "eligible rollover distribution" if the total value of such distribution is less than $200 or with respect to a portion of an "eligible rollover distribution" if the value of such portion is less than $500. For purposes of this Section, the following terms have the following meanings:

(a) An "eligible retirement plan" means an individual retirement account described in Code Section 408(a) an individual retirement annuity described in Code Section 408(b) an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts rollovers; provided, however, that,

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

     in the case of a direct rollover by a surviving spouse, an eligible retirement plan does not include a qualified trust described in Code
     Section 401(a).

(b) An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:

     (1) any distribution to the extent such distribution is required under Code Section 401(a)(9).

     (2) the portion of any distribution that consists of the Participant's After-Tax Contributions.

     (3) any distribution that is one of a series of substantially equal periodic payment made not less frequently than annually for the life or life expectancy of the "qualified distributee" or the joint lives or life expectancies of the "qualified distributee" and the "qualified distributee's" designated beneficiary, or for a specified period of ten years or more.

     (4) any hardship withdrawal of Tax-Deferred Contributions made in accordance with the provisions of Article XIII.

(c) A "qualified distributee" means a Participant, his surviving spouse, or his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

16.6 Notice Regarding Forms of Payment

Within the 60 day period ending 30 days before a Participant's Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until Normal Retirement Age, his right to make a direct rollover and the forms of payment provided under the Plan. Distribution of the Participant's Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to Normal Retirement Age and his form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.7 Re-Employment

If a Participant is re-employed by an Employer or a Related Company prior to receiving distribution of the entire balance of his vested interest in his Account, his prior election of a form of payment hereunder shall remain in effect and distributions pursuant to such form shall continue uninterrupted.

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

16.8 Distribution in the Form of Employer Stock

Notwithstanding any other provision of the plan to the contrary, to the extent any portion of a Participant's Account is invested in Employer Stock, he may elect to receive a distribution of that portion in the form of Employer stock.

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

                                 ARTICLE XVII
                                 BENEFICIARIES

17.1 Designation of Beneficiary

A married Participant's Beneficiary shall be his spouse, unless the Participant designates a person or persons other than his spouse as Beneficiary with his spouse's written consent; provided, however, that such written spousal consent shall not be required if the Participant is not married to such spouse on his Benefit Payment Date. A Participant's designation of a Beneficiary shall be subject to the Qualified Preretirement Survivor Annuity provisions of the Addendum A, with respect to Merged Plan Accounts, if applicable.

If no Beneficiary has been designated pursuant to the provisions of this Section, or if no Beneficiary survives the Participant and he has no surviving spouse, then the Beneficiary under the Plan shall be the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if no other Beneficiary has been designated to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2 Spousal Consent Requirements

Any written spousal consent given pursuant to this Article must acknowledge the effect of the action taken and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent must either (i) specify any non-spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent to a specific Beneficiary, but permit the Participant to change the designated Beneficiary without the spouse's further consent. A Participant's spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be valid only with respect to the spouse who signs the consent.

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

                                 ARTICLE XVIII
                                ADMINISTRATION

18.1 Appointment of Committee

The Sponsor shall appoint a Committee, consisting of at least three (3) persons which shall be the Plan Administrator and named fiduciary of the Plan under ERISA and to perform administrative duties as set forth herein. Each member of the Committee shall serve for such term as the Board of Directors of the Sponsor may designate or until his death, resignation or removal by the Board. The Sponsor shall promptly appoint successors to fill vacancies in the Committee; however, during interim periods which occur after resignation or death of a Committee member and before the appointment of a new member, the Committee may operate with fewer than three (3) members. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Sponsor, and any expenses not paid by the Sponsor shall be paid by the Trustee out of the principal or income of the Trust. The members of the Committee shall not receive compensation with respect to their services for the Committee. The members of the Committee shall serve without bond or security for the performance of their duties hereunder unless the applicable law makes the furnishing of such bond or security mandatory or unless required by the Administrator. The Sponsor may pay the premium on any bond secured under this Section including the purchase of fiduciary liability insurance for any person who becomes a fiduciary under this Plan.

18.2 Committee Powers and Duties

The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but no by way of limitation, the following powers and duties:

     a. to interpret and construe, in its discretion, all terms, provisions, conditions and limitations of the Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of the Plan, as the Committee shall deem is necessary and proper to effectuate the Plan for the greatest benefit of all Participants;

     b. to determine all questions, in its discretion, relating to eligibility of Employees to become Participants; all periods of Vesting and Eligibility Service credit of Participants and Compensation of Participants;

     c. to prescribe rules for the operation of the Plan as are not inconsistent with the terms of the Plan;

     d. to determine the amount, manner and time of payment of any benefits hereunder and to authorize all disbursements by the Trustee from the Trust Fund,

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

     except disbursements for ordinary expenses incurred in the administration of the Trust;

     e. to prescribe forms or procedures to be followed by Participants or Beneficiaries filing applications for benefits, and for other occurrences n the administration of the Plan; and

     f. to receive from the Employer and from Employees such information as shall be necessary for the proper administration of the Plan;

     g. to employ and independent qualified public accountant to examine the books, records, and any financial statements and schedules which are required to be included in the annual report;

     h to file with the appropriate government agency (or agencies) the annual report, plan description summary plan description, and other pertinent documents which may be duly requested;

     i. to file such terminal and supplementary reports as may be necessary in the event of the termination of the Plan;

     j. to furnish each Employee and each Beneficiary receiving benefits hereunder a summary plan description explaining the Plan;

     k. to furnish any Employee or Beneficiary, who requests in writing, statements indicating such Employee's or Beneficiary's total account balances and nonforfeitable benefits, if any;

     l. to furnish to an Employee a statement containing information contained in a registration statement required by Section 6057(a)(2) of the Internal Revenue Code of 1986 prior to the time prescribed by law to file such registration if such statement contains information regarding the Employee;

     m. to maintain all records necessary for verification of information required to be filed with the appropriate government agency (or agencies);

     n. to report to the Trustee all available information regarding the amount of benefits payable to each Employee, the computations with respect to the allocation of assets, and any other information which the Trustee may require in order to terminate the Plan;

     o. to delegate to one or more of the members of the Committee the right to act in its behalf in all matters connected with the administration of the Plan and Trust;

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

     p. to delegate to any individual(s) such of the above powers and duties as the Committee deems appropriate;

     q. to appoint or employ for the Plan any agents it deems advisable, including, but not limited to, legal counsel; and

     r. in addition to all other powers herein granted, and consistent with the provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan, including the right to administer the Plan in a manner reasonably calculated to comply with any changes in or modifications to all relevant laws, as such changes may be made from time to time.

All rules and decisions of the Committee shall be uniformly and consistently applied to all Employees in similar circumstances.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. No action shall be taken except upon a majority vote of the Committee members or by unanimous written consent. An individual shall not vote or decide upon any matter relating solely to himself or vote in any cases in which his individual right or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, and the remaining members cannot agree, the Board of Directors of the Sponsor will appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

In addition to all other powers herein granted, and consistent with the provisions hereof, the Committee shall have the discretionary authority to exercise all other rights and powers reasonably necessary to supervise and control the administration of this Plan. The determination of any fact by the Committee and the construction placed by the Committee upon the provisions of this Plan shall be binding upon all of the Participants under this Plan, their Beneficiaries and the Employers.

18.3 Claim Procedure

The Committee may prescribe procedures for obtaining benefits and is required to provide a notice in writing to any person whose claim for benefits under this Plan has been denied, setting forth (1) the specific reason for such denial, (2) the specific reference to pertinent Plan provisions on which the denial is based, (3) a description of any additional material or information necessary to the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Plan's claim review procedure as described below, including the name and address of the party to whom an appeal should be sent.

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

A claimant has the right to appeal a denial of claim by written application to the Committee within sixty (60) days of notice of denial or, if no such notice has been given, at the end of the expiration of a reasonable period of time after the claim was filed. The claimant, or a duly authorized representative, may review pertinent documents and may submit issues and comments in writing to the Committee.

After the Committee reviews the claims appeal, a final decision shall be made and communicated to the claimant within sixty (60) days of receipt of the appeal by the Committee, unless special circumstances require an extension. Such extension cannot extend beyond one hundred twenty (120) days after receipt of the appeal by the Committee. The communication shall be set forth in writing in a manner calculated to be understood by the claimant and shall identify the reasons for the denial and shall reference any pertinent Plan provisions upon which the denial is based.

18.4 Committee Procedures

The Committee shall adopt such bylaws as it deems desirable. The Committee shall elect one of its members as chairman and shall elect a secretary who may, but need not be a member of the Committee. The Committee shall advise the Trustee of such elections in writing. The Secretary of the Committee shall keep a record of all meetings and forward all necessary communications to the Trustee.

18.5 Authorization of Benefit Payments

The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust pursuant to the provisions of the Plan. The Committee shall keep on file, in such manner, as it may deem convenient or proper, all reports from the Trustee.

18.6 Authority of the Sponsor

The Sponsor, by action of its board of directors, may:

(a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) among named fiduciaries; and

(b) designate a person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities;

except that no allocation by the Sponsor of, or designation by the Sponsor with respect to, any of such powers, authority, or responsibilities to another named fiduciary or a person other than a named fiduciary shall become effective unless such allocation or designation shall first be accepted by such named fiduciary or other person in a writing signed by it and delivered to the Sponsor.

18.7  Qualified Domestic Relations Orders

The Administrator shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

18.8  Indemnity

The Sponsor indemnifies and saves harmless any member of the Board of Directors of an Employer or of the Sponsor, any member of the Committee and any Employee of an Employer or of the Sponsor from and against any and all loss resulting from liability to which any such person may be subjected by reason of any conduct (except willful or reckless misconduct) in a fiduciary capacity under this Plan or Trust, or both, including all expenses reasonably incurred in such person's defense, in case the Corporation fails to provide such defense. The indemnification provisions of this Section shall not relieve any such person of any liability he may have under ERISA for breach of a fiduciary duty.

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

                                  ARTICLE XIX
                           AMENDMENT AND TERMINATION

19.1 Amendment

Subject to the provisions of Section 19.2, the Sponsor may at any time and from time to time, by action of its board of directors, or such officers of the Sponsor as are authorized by its board of directors, amend the Plan, either prospectively or retroactively. Any such amendment shall be by written instrument executed by the Sponsor.

19.2 Limitation on Amendment

The Sponsor shall make no amendment to the Plan which shall decrease the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Company or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Section 1.401(a)(4)-11(g) of the Treasury regulations, as applicable.

19.3 Termination

The Sponsor reserves the right, by action of its board of directors, to terminate the Plan as to all Employers at any time (the effective date of such
termination being hereinafter referred to as the "termination date").   Upon any
such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a) As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in
     Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b) All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Company establishes or maintains another

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

     defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c) Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his Tax-Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Company establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, or a simplified employee pension as defined in Code Section 408(k)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than two percent of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24- month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (i), (ii), (iii), and (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100 percent; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100 percent. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.4 Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Company shall not constitute a termination of the Plan as to such Employer. If an Employer disposes of substantially all of the assets used by the Employer in a trade or business or disposes of a subsidiary and in connection therewith one or more Participants terminates employment but continues in employment with the purchaser of the assets or with such subsidiary, no distribution from the Plan shall be made to any such Participant from his Tax- Deferred Contributions Sub-Account prior to his separation from service (other than a distribution made in accordance with Article XIII or required in accordance with Code Section 401(a)(9)), except that a distribution shall be permitted to be made in such a case, subject to the Participant's consent (to the extent required by law), if (i) the distribution would constitute a "lump sum distribution"

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as defined in Code Section 402(e)(4), without regard to clauses (i), (ii),
(iii), or (iv) of sub-paragraph (A), sub-paragraph (B), or sub-paragraph (H) thereof, (ii) the Employer continues to maintain the Plan after the disposition,
(iii) the purchaser does not maintain the Plan after the disposition, and (iv) the distribution is made by the end of the second calendar year after the calendar year in which the disposition occurred.

19.5 Withdrawal of an Employer

An Employer other than the Sponsor may withdraw from the Plan at any time upon notice in writing to the Administrator (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or, subject to Section 19.4 and unless the Sponsor otherwise directs, it ceases to be a Related Company of the Sponsor or any other Employer. The interest of any Participant employed by the withdrawing Employer who is transferred to or continues in employment with any other Employer or a Related Company, and the interest of any Participant employed solely by an Employer or a Related Company other than the withdrawing Employer, shall remain unaffected by such withdrawal; no adjustment to his Accounts shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

                                  ARTICLE XX
                          ADOPTION BY OTHER ENTITIES

20.1 Adoption by Related Companies

A Related Company that is not an Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed in accordance with the requirements of its organizational authority. Any such instrument shall specify the effective date of the adoption.

20.2 Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

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                                  ARTICLE XXI
                           MISCELLANEOUS PROVISIONS

21.1 No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Company, or as a commitment on the part of any Employer or Related Company to continue the employment, compensation, or benefits of any person for any period.

21.2 Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3 No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4 Expenses

The expenses of administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust as a general charge thereon, unless the Sponsor elects to make payment. Notwithstanding the foregoing, the Sponsor may direct that administrative expenses that are allocable to the Account of a specific Participant shall be paid from that Account and that the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment Fund shall be paid by the Trustee from such Investment Fund.

21.5 Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6 Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7 Withholding

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The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Administrator notifies the Trustee in writing is to be so withheld, from any payment to any Participant or Beneficiary hereunder.

21.8   Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.9   Back Pay Awards

The provisions of this Section shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section applies was or would have become an Eligible Employee after such back pay award or agreement has been effected, and if any such person who had not previously elected to make Tax-Deferred Contributions pursuant to Section 4.1 shall within 30 days of the date he receives notice of the provisions of this Section make an election to make Tax-Deferred Contributions in accordance with such Section 4.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this Section, would have been made under the provisions of Article IV shall be made out of the proceeds of such back pay award or agreement. In addition, if any such Employee or former Employee would have been eligible to participate in the allocation of Employer Contributions under the provisions of Article VI or XXII for any prior Plan Year after such back pay award or agreement has been effected, his Employer shall make an Employer Contribution equal to the amount of the Employer Contribution which would have been allocated to such Participant under the provisions of Article VI or XXII as in effect during each such Plan Year. The amounts of such additional contributions shall be credited to the Account of such Participant. Any additional contributions made pursuant to this Section shall be made in accordance with, and subject to the limitations of the applicable provisions of the Plan.

21.10  Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.11, however, in no event

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

shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Company.

21.11  Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)    is made under a mistake of fact, or

(b)    is disallowed as a deduction under Code Section404,

such contribution may be returned to the Employer within one year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within one year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.12  Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.13  Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.14  Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.15  Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any

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

termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.16  Merged Plans

In the event another defined contribution plan (the "merged plan") is merged into and made a part of the Plan, each Employee who was eligible to participate in the "merged plan" immediately prior to the merger shall become an Eligible Employee on the date of the merger. In no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the "merged plan" (his "transferee Sub-Account") on and after the merger be less than his vested interest in his account under the "merged plan" immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plan" as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's "transferee Sub-Account", if any, shall be specifically reflected in the Plan or in an Addendum to the Plan.

21.17  Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.18  Veterans Re-Employment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service.

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

                                 ARTICLE XXII
                             TOP-HEAVY PROVISIONS

22.1 Definitions

For purposes of this Article, the following terms shall have the following meanings:

(a)  The "compensation" of an employee means "compensation" as defined in Code
     Section 415 and regulations issued thereunder. In no event, however, shall the "compensation" of a Participant taken into account under the Plan for any Plan Year exceed $170,000 (subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year).

(b) The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the "determination date" with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

(c) A "key employee" means any Employee or former Employee who is a "key employee" pursuant to the provisions of Code Section 416(i)(1) and any Beneficiary of such Employee or former Employee.

(d)  A "non-key employee" means any Employee who is not a "key employee".

(e) A "permissive aggregation group" means those plans included in each Employer's "required aggregation group" together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

(f) A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or a Related Company consisting of each plan in which a "key employee" participates and each other plan that enables a plan in which a "key employee" participates to meet the requirements of Code
     Section 401(a)(4) or Code Section 410, including any plan that terminated within the five-year period ending on the relevant "determination date".

(g) A "super top-heavy group" with respect to a particular Plan Year means a "required" or "permissive aggregation group" that, as of the "determination date", would qualify as a "top-heavy group" under the definition in paragraph(i) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

(h) A "super top-heavy plan" with respect to a particular Plan Year means a plan that, as of the "determination date", would qualify as a "top-heavy plan" under the

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

     definition in paragraph (j) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a "super top-heavy group".

(i) A "top-heavy group" with respect to a particular Plan Year means a "required" or "permissive aggregation group" if the sum, as of the "determination date", of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in such group and the aggregate of the account balances of "key employees" under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

(j) A "top-heavy plan" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the "determination date", the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of "key employees" exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the "determination date", (ii), in the case of a defined benefit plan, a plan for which, as of the "determination date", the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to "key employees" exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than "key employees") to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code
     Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed in the five-year period ending on the "determination date", and (iii) any plan (including any simplified employee pension plan) included in a "required aggregation group" that is a "top-heavy group". For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Company during the five-year period ending on the "determination date" shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a "required" or "permissive aggregation group". A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Company, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a

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

     plan is included in a "required" or "permissive aggregation group" that is not a "top-heavy group", such plan shall not be a "top-heavy plan".

(k) The "valuation date" with respect to any "determination date" means the most recent Valuation Date occurring within the 12-month period ending on the "determination date".

22.2 Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a "top-heavy plan" as hereinafter defined. If the Plan is determined to be a "top-heavy plan" and upon a subsequent "determination date" is determined no longer to be a "top-heavy plan", the vesting provisions of this Article shall continue to apply.

22.3 Minimum Employer Contribution

If the Plan is determined to be a "top-heavy plan" for a Plan Year, the Employer Contributions, other than Matching Contributions, allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Company on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or Tax-Deferred Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions to each such "non-key employee" shall be three percent of the "compensation" of such "non-key employee". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered annual additions under Article VII for the limitation year for which they are made and shall be separately accounted for. Employer Contributions allocated to a Participant's Account shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election.

22.4 Accelerated Vesting

If the Plan is determined to be a top-heavy plan, a Participant's vested interest in his Employer Contributions Sub-Account shall be determined no less rapidly than in accordance with the following vesting schedule:

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

Year of Vesting Service       Vested Interest
     Less than 1              0%
     1 or more                100%

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

                                 ARTICLE XXIII
                                EFFECTIVE DATE


23.1  Effective Date

The Plan is effective as of April 1, 2000.

                       *               *              *



      EXECUTED AT __________________________________________,

      ________________________, this _________ day of ________________, 2000.



                              ENCOMPASS SERVICES CORPORATION


                              By:______________________________

                              Name:____________________________

                              Title: __________________________

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

              Addendum A - Grandfathered Annuity Form of Payment

A.1  Applicability

Notwithstanding any other provision of the Plan to the contrary, the following provisions apply with respect to the Merged Plan Account of a former participant in one of the following plans that merged into the Plan effective April 1, 2000:

1.   Advent Electric Co., Inc. 401(k) Profit Sharing Plan;
2.   American Air Company, Inc. 401(k) Profit Sharing Plan;
3.   Building One Services Corporation 401(k) Profit Sharing Plan;
4.   Chambers Electronic Communications, LLC 401(k) Profit Sharing Plan and
     Trust;
5.   Ivey's, Inc. Salary Reduction Plan;
6.   The Lewis Companies, Inc. 401(k) Plan;
7.   National Network Services, Inc. 401(k) Plan.
8.   Robinson Mechanical Company's 401(k) Plan;
9.   SKC Electric, Inc. Profit Sharing and 401(k) Retirement Plan;
10.  Tri-M Corporation 401(k) Profit Sharing & Savings Plan; and
11. Walker Engineering, Inc. Employee Savings Plan & Trust Agreement (restricted to those participants in the plan on June 30, 1988)

The term "Participant" when used in this Addendum refers only to a Participant who satisfies the requirements described above.

A.2  Definitions

For purposes of this Article, the following terms have the following meanings:

(a) The "automatic annuity form" means the form of annuity that will be purchased on behalf of a Participant who has elected to receive distribution through the purchase of an annuity contract that provides for payment over his life unless the Participant elects another form of annuity.

(b) A "qualified election" means an election that is made during the qualified election period. A "qualified election" of a form of payment other than a Qualified Joint and Survivor Annuity or designating a Beneficiary other than the Participant's spouse to receive amounts otherwise payable as a Qualified Preretirement Survivor Annuity must include the written consent of the Participant's spouse, if any. A Participant's spouse will be deemed to have given written consent to the Participant's election if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. The spouse's written consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or a notary public. In addition, the spouse's written consent

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

     must either (i) specify the form of payment selected instead of a Qualified Joint and Survivor Annuity, if applicable, and that such form may not be changed (except to a Qualified Joint and Survivor Annuity) without written spousal consent and specify any non-spouse Beneficiary designated by the Participant, if applicable, and that such Beneficiary may not be changed without written spousal consent or (ii) acknowledge that the spouse has the right to limit consent as provided in clause (i), but permit the Participant to change the form of payment selected or the designated Beneficiary without the spouse's further consent. Any written consent given or deemed to have been given by a Participant's spouse hereunder shall be irrevocable and shall be effective only with respect to such spouse and not with respect to any subsequent spouse.

(c) The "qualified election period" with respect to the "automatic annuity form" means the 90 day period ending on a Participant's Benefit Payment Date. The "qualified election period" with respect to a Qualified Preretirement Survivor Annuity means the period beginning on the later of
     (i) the date his Account becomes subject to the automatic annuity provisions of this Addendum or (ii) the first day of the Plan Year in which the Participant attains age 35 or, if he terminates employment prior to such date, the day he terminates employment with his Employer and all Related Companies. A Participant whose employment has not terminated may make a "qualified election" designating a Beneficiary other than his spouse prior to the Plan Year in which he attains age 35; provided, however, that such election shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

A.3  Normal Form of Payment

Unless a Participant, or his Beneficiary (if the Participant has died), elects the optional annuity form of payment provided in this Addendum or the optional form described in Section XVI, distribution shall be made to the Participant, or his Beneficiary, as the case may be, in the normal form of payment provided in
Article XVI.

A.4  Optional Annuity Form of Payment

The Participant (or his Beneficiary, if the Participant has died) may elect to receive distribution of all or a portion of his Account through the purchase of a single premium, nontransferable annuity contract from an insurance company. The Participant or his Beneficiary may select, subject to the automatic annuity form requirements of Section A.6, the term and the form of the annuity payment from those available from the insurance company. Notwithstanding the foregoing, a Participant's Beneficiary may not elect to receive distribution of an annuity payable over the joint lives of the Beneficiary and any other individual.

The terms of any annuity contract purchased hereunder and distributed to a Participant or his Beneficiary shall comply with the requirements of the Plan.

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

A.5  Change of Election

Subject to the automatic annuity requirements of this Addendum, a Participant or Beneficiary who has elected a form of payment provided under Article XVI or this Addendum may revoke or change his election at any time prior to his Benefit Payment Date by filing his election with the Administrator in the form prescribed by the Administrator.

A.6  Automatic Annuity Requirements

If a Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life, distribution shall be made to such Participant through the purchase of an annuity contract that provides for payment in one of the following "automatic annuity forms", unless the Participant elects a different type of annuity.

(a) The "automatic annuity form" for a Participant who is married on his Benefit Payment Date is the 50 percent Qualified Joint and Survivor Annuity.

(b) The "automatic annuity form" for a Participant who is not married on his Benefit Payment Date is the Single Life Annuity.

A Participant who has elected to receive distribution through the purchase of an annuity contract that provides for payment over his life may only change his election of a form of payment pursuant to a "qualified election"; provided, however, that spousal consent shall not be required if the form of payment elected by the Participant is a Qualified Joint and Survivor Annuity.

A.7  Qualified Preretirement Survivor Annuity Requirements

If a married Participant who elects to receive distribution through the purchase of an annuity contract that provides for payment over his life dies before his Benefit Payment Date, his spouse shall receive distribution of the value of the Participant's vested interest in his Account through the purchase of an annuity contract that provides for payment over the life of the Participant's spouse. A Participant's spouse may elect to receive distribution under any one of the other forms of payment available under the Plan instead of in the Qualified Preretirement Survivor Annuity form. A married Participant who has elected to receive distribution through the purchase of annuity contract that provides for payment over his life may only designate a non-spouse Beneficiary to receive distribution of his Account pursuant to a "qualified election".

A.8  Notice Regarding Forms of Payment

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

The explanation provided to a Participant pursuant to Article XVI, shall include a description of the annuity form of payment available under this Addendum, including a written explanation of (i) the terms and conditions of the "automatic annuity form" applicable if the Participant elects to receive distribution through the purchase of an annuity that provides for payment over his life, (ii) the Participant's right to choose a form of payment other than the "automatic annuity form" or to revoke such choice, and (iii) the rights of the Participant's spouse.

The Administrator shall provide such explanation within the 60 day period ending 30 days before the Participant's Benefit Payment Date. Notwithstanding the foregoing, distribution of the Participant's Account may commence fewer than 30 days after such explanation is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to Normal Retirement Age and his election of a form of payment for a period of at least 30 days following his receipt of the explanation, (ii) the Participant, after receiving the explanation, affirmatively elects an early distribution with his spouse's written consent, if necessary, and, if the Participant has elected distribution through the purchase of an annuity contract that provides for payment over his life, (iii) the Participant may revoke his election at any time prior to the later of his Benefit Payment Date or the expiration of the seven-day period beginning the day after the date the explanation is provided to him, and (iv) distribution does not commence to the Participant before such revocation period ends.

In addition, the Administrator shall provide a Participant who has elected distribution through the purchase of an annuity that provides for payment over his life with a written explanation of (i) the terms and conditions of the Qualified Preretirement Survivor Annuity, (ii) the Participant's right to designate a non-spouse Beneficiary to receive distribution of his Account otherwise payable as a Qualified Preretirement Survivor Annuity or to revoke such designation, and (iii) the rights of the Participant's spouse. The Administrator shall provide such explanation within one of the following periods, whichever ends last:

(a) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(b) the period beginning 12 calendar months before the date an individual becomes a Participant and ending 12 calendar months after such date; or

(c) provided the Participant's Account does not include assets transferred directly from a plan subject to Code Section 417, the period beginning 12 calendar months before the date the Participant elects to receive distribution through the purchase of an annuity contract that provides for payment over his life and ending 12 calendar months after such date; provided, however, that in the case of a Participant who separates from service prior to attaining age 35, the explanation

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

     shall be provided to such Participant within the period beginning 12 calendar months before the Participant's separation from service and ending 12 calendar months after his separation from service.


A.9  Re-Employment

If a Participant had elected to receive distribution through the purchase of an annuity contract that provides for payment over his life, and he returned to employment causing the suspension of payment of his benefit, the automatic annuity and Qualified Preretirement Survivor Annuity requirements described in this Addendum shall continue to apply to his entire Merged Plan Account upon subsequent termination.

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

                Addendum B - Merged Plan Grandfathered Features

The following Appendix details the benefits, rights and features under the Merged Plans that are preserved in grandfathered form under this Plan, in accordance with Code Section 411(d)(6). The features described below are preserved only with respect to the Participant assets transferred to this Plan on account of the merger of each applicable Merged Plan (referred to herein as "Merged Accounts"), and are not available with respect to rollovers or other contributions to this Plan on or after April 1, 2000. To the extent that optional forms of annuities are available with respect to Merged Accounts, the forms of annuities available shall be those that are stated in the applicable Merged Plan document. Merged Accounts shall be initially invested in the investment funds under the Plan which, in the discretion of the Sponsor, most closely resemble the investment funds in which such accounts were invested immediately prior to their deposit into the Plan's Trust.

1.   Advent Electric Co., Inc. 401(k) Profit Sharing Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Early Retirement Age: 55 (Participant qualifies for 100% vesting in Merged Accounts).

     (ii) Normal Retirement Age: 60 (Participant qualifies for 100% vesting in Merged Accounts).

     (iii) Distribution Options:

               1.   Annuities

               2. Installments: Periodic installments, over a period no longer than the Participant's life or Participant's and Beneficiary's joint life expectancy.

2.   American Air Company, Inc. 401(k) Profit Sharing Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)  Distribution Options:

               1.   Annuities

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

               2. Installments: Periodic installments, over a period no longer than the Participant's life or Participant's and Beneficiary's joint life expectancy.

     (ii) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any amounts from his Merged Accounts.

3.   Atlantic Electric Company, Inc. Plan

     Reserved for future anticipated plan merger.

4.   B & R Electric Co., Inc. Plan

     Reserved for future anticipated plan merger.

5.   Building One Mechanical/Electrical Services Corp.

     Reserved for future anticipated plan merger.

6.   Building One Services Corporation 401(k) Profit-Sharing Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Early Retirement Age: 60 (Participant qualifies for 100% vesting in Merged Accounts).

     (ii)  Distribution Options:  Annuities

     (iii) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any amounts from his Merged Accounts.

7.   Chambers Electronic Communications, LLC 401(k) Profit Sharing Plan and
     Trust


Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)   Distribution Options:

               1.   Annuities

               2. Installments: Periodic installments, over a period not to exceed ten years.

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

8.   Crest International, Inc. 401(k) Savings and Retirement Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Distribution Options: Installments: Periodic installments, over a period not to exceed Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

     (ii) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any amounts from his Merged Accounts.

9.   C.R. Hipp Construction Company Plan

     Reserved for future anticipated plan merger.

10.  Del-Air Services Company, Inc. Plan

     Reserved for future anticipated plan merger.

11.  Electronics Contracting, Inc.

     Reserved for future anticipated plan merger.

12.  Gamewell Mechanical 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any amounts from his Merged Accounts attributable to elective deferrals plus income only.

13.  Garfield - Indecon Electrical Services, Inc. 401(k) Retirement Savings Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

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

Protected Optional Features:

     (i) Distribution Options: Installments: Periodic installments, over a period not to exceed Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

     (ii) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any vested amounts from his Merged Accounts.

14.  Gulf States Group, Inc. Savings and Investment Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

No Protected Optional Features.

15.  Ivey's, Inc. Salary Reduction Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)  Distribution Options:

               1. Installments: Periodic installments, over a period not to exceed Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

               2.   Annuities

16.  King & Arthur Mechanical Plan

     Reserved for future anticipated plan merger.

17.  The Lewis Companies, Inc. 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Vesting in profit sharing account: Plan provided for 100% immediate vesting in Profit Sharing account.

     (ii) Distribution Options:

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

               1. Periodic installments, over a period not to exceed Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

               2.   Annuities


     (iii) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any vested amounts from his Merged Accounts other than rollovers. No rollover withdrawal feature for plan.

18.  M.H. Technology, Inc. Plan

     Reserved for future anticipated plan merger.

19.  McIntosh Mechanical 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

No Protected Optional Features.

20.  National Network Services, Inc. 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)   Distribution Options:

               1. Periodic installments, over a period no longer than the Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

               2.   Annuities

21.  Omni Mechanical Services 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)   Distribution Options: Periodic installments.

     (ii) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any vested amounts from his Merged Accounts other than rollovers. No rollover withdrawal feature for plan.

22.  Regency Electric Company 401(k) Profit Sharing Plan and Trust

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Distribution Options: Periodic installments over a period not to exceed Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

23.  Riviera Electric Construction Company 401(k) Savings & Retirement Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Normal Retirement Age: 59 1/2 or 5th anniversary of plan participation (Participant qualifies for 100% vesting in Merged Accounts).

     (ii) In-Service Withdrawal Options: Upon attainment of the later of age 59 1/2, or the fifth anniversary of plan participation, a Participant may withdraw any vested amounts from his Merged Accounts.

24.  Riviera Electric of California, Inc. 401(k) Savings & Retirement Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: Upon attainment of the later of age 65 or the fifth anniversary of plan participation, a Participant may withdraw any vested amounts from his Merged Accounts.

25.  Robinson Mechanical Company's 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)  Distribution Options:  Annuities

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

26.  S.L. Page Corporation Plan

     Reserved for future anticipated plan merger.

27.  Sanders Brothers, Inc. Employees Savings Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: Upon attainment of age 59 1/2, Participant may withdraw any amounts from his Merged Accounts.

28.  SKC Electric, Inc. Profit Sharing and 401(k) Retirement Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)  Distribution Options:

               1. Installments: Periodic installments, over a period not to exceed the Participant's life expectancy or the Participant's and Beneficiary's joint life expectancy.

               2.   Annuities

29.  Spann Building Maintenance Co. 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: Upon attainment of age 65, Participant may withdraw any amounts from his Merged Accounts.

30.  Sullivan Electric, Inc.

     Reserved for future anticipated plan merger.

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

31.  Taylor Electric Inc. Retirement & 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: Upon attainment of age 55, Participant may withdraw any amounts from his vested Merged Accounts.

     (ii) Distribution Options: Periodic installments, over a period not to exceed the Participant's life expectancy or the Participant's and Beneficiary's joint life expectancy.

32.  Town & Country Electric, Inc. Prevailing Wage Profit-Sharing Plan & Trust

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

No Protected Optional Features.

33.  Town & Country Electric, Inc. 401(k) Savings & Profit Sharing Plan & Trust

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Normal Retirement Age: Age 55. (Participant qualifies for 100% vesting in Merged Accounts).

     (ii) Distribution Options: Installments: Periodic installments, over a period not to exceed Participant's life expectancy or Participant's and Beneficiary's joint life expectancy.

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

34.  Tri-City Electrical 401(k) Retirement Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i)  Distribution Options:  Annuities

35.  Tri-M Corporation 401(k) Profit Sharing & Savings Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: As permitted by the plan, a Participant may withdraw any amounts from his vested Merged Accounts that have accumulated for 2 years.

     (ii) Distribution Options:  Annuities

36.  Tri-State Electrical, Inc. Plan

     Reserved for future anticipated plan merger.

37.  United Service Solutions, Inc. 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) In-Service Withdrawal Options: Upon attainment of age 65, a Participant may withdraw any amounts from his Merged Accounts.

38.  Walter C. Davis & Son, Inc. Plan

     Reserved for future anticipated plan merger.

39.  Walker Engineering, Inc. Employee Savings Plan & Trust

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Distribution Options: Annuities: Only available to participants who were in the "Prior Plan."

40.  Watson Electrical Construction Co. 401(k) Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

No Protected Optional Features.

41.  Wilson Electric Company, Inc. Profit Sharing Plan

Merger Date: April 1, 2000 (or as soon as is administratively practicable thereafter, in the discretion of the appropriate officers of the Sponsor).

Protected Optional Features:

     (i) Distribution Options: Installments: 5 substantially equal periodic installments.

                                       94